DESCRIPTION - Pleadings in Diversified Printing and Publishing, Inc.
v. Datacat, Inc., Datacat, Inc. v. Diversified Printing and Publishing, Inc., Gannam/Kubat Publishing and Nasib Gannam, and Gannam/Kubat Publishing, Inc. v. Robert S. Cope and Auto-Graphics, Inc., Orange County Superior
Court Case No. 766 695.

 .................Begin Pleading Dated 7/16/96..................

GRAHAM & JAMES LLP
By: Kenneth B. Julian (State Bar 149840)
    Karl A. Sandoval (State Bar 170190)
4675 MacArthur Court, Suite 800 F I L E D
Newport Beach, California 92660
(714) 224-2000

Attorneys for Plaintiff

DIVERSIFIED PRINTING PUBLISHING SERVICES, INC.

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF ORANGE                Case Number: 766 695

DIVERSIFIED PRINTING AND
PUBLISHING SERVICES, INC., a
California corporation,                     COMPLAINT BY PLAINTIFF
                                            DIVERSIFIED PRINTING
AND
Plaintiff,                                  PUBLISHING SERVICES,
INC. FOR
                                            BREACH OF WRITTEN
CONTRACT;
vs.                                         OPEN BOOK ACCOUNT;
ACCOUNT
                                            STATED; WORK, LABOR
AND
DATACAT, INC., a California corporation;    SERVICES RENDERED;
MONEY PAID;
and DOES 1 through 25, inclusive,           AND QUANTUM MERUIT

Defendants.


COMES NOW, plaintiff DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC. ("Plaintiff') and, for its Complaint, alleges as follows:


I.  FIRST CAUSE OF ACTION
  (Against All Defendants for Breach of Written Contract)


1. Plaintiff is, and at all times herein relevant was, a California corporation organized and existing under the laws of the State of California. Plaintiff is in the printing and publishing business with its offices located in the County of Orange, State of California.

2. Plaintiff is informed and believes, and thereon alleges, that defendant DATACAT, INC. ("DATACAT" is, and at all times herein relevant was, a corporation organized and existing under the laws of the State of California, with its principle place of business located in the County of Los Angeles, State of California.

3. The true names and capacities, whether individual, corporate, associate, or otherwise, of the defendants sued herein as DOES I through 25, inclusive, are unknown to Plaintiff, which therefore sues said defendants by such fictitious names. Plaintiff will amend this Complaint to allege their true names and capacities when ascertained. Plaintiff is informed and believes, and thereon alleges, that each of such fictitiously named defendants is responsible in some manner for the occurrences herein alleged and that Plaintiff s damages as herein alleged were proximately caused by said defendants' conduct.

4. Plaintiff is informed and believes, and thereon alleges, that each of the defendants was the agent, the partner, and/or the employee of each of its co-defendants and, in doing the things hereinafter alleged, was acting within the course and scope of such agency, partnership, and/or employment.

5. Within the past four years Plaintiff and Defendants, and each of them, entered into a written agreement whereby Plaintiff agreed to provide printing and publishing services and advance freight charges for defendants, and each of them, and defendants, and each of them, agreed to pay Plaintiff the sum of $333,024.28 for such services and charges. True and correct copies of Invoice Nos. 5405, 5427, 5497, 5550, 5588, 5602, 5630, 5639, 5696, 5773, 5786,
5896, 21 5900, 5905, and 5908 in the total amount of $333,024.28 for such services rendered and freight charges are attached hereto as Exhibit "A" and are incorporated herein by this reference as though set forth in full. Plaintiff further has performed additional printing and publishing services in the amount of $21,421.

6. Under the agreement, DATACAT also agreed to pay Plaintiff a finance charge of 1.5% per month on any accounts over 30 days past due (the "Finance Charges"). There is now due and owing $5,687.48 in Finance Charges, and such charges continue to accrue.

7. Plaintiff has fully performed all acts, services, and conditions required by such agreement.

8. At this time, the total amount DATACAT owes Plaintiff under the agreement is $360,132.76, calculated as $348,006.82 for services rendered, $6,438.48 in freight charges paid, and $5,687.48 in Finance Charges, plus interest on all sums.

9. Plaintiff has made demand upon defendants, and each of them, for payment of such sums.

10. Despite due demand by Plaintiff, no portion of such sum has been paid, and there is now due, owing, and unpaid from defendants, and each of them, to Plaintiff the total sum of $360,132.76, plus interest thereon at the legal rate.

II.  SECOND CAUSE OF ACTION
(Against All Defendants for Open Book Account)

11. Plaintiff realleges and incorporates herein by this reference as though set forth in full each and every allegation contained in Paragraphs 1 through 10, inclusive, of this Complaint.

12. Within the last four years, defendants, and each of them, became indebted to Plaintiff on an open book account due in the sum of $360,132.76 for services rendered, at their special insistence and request, freight charges paid on DATACAT's behalf and finance charges on overdue invoices.

13. Despite a demand therefor, no portion of said sums has been paid.

14. There is now due, owing, and unpaid from defendants, and each of them, to Plaintiff the sum of $360,132.76, plus interest thereon.


III.  THIRD CAUSE OF ACTION
(Against All Defendants on Account Stated)

15. Plaintiff realleges and incorporates herein by this reference as though set forth in full each and every allegation contained in paragraphs 1 through 1O, inclusive, of this Complaint.

16. Within the last four years before the commencement of this action, an account was stated in writing by and between Plaintiff and defendants, and each of them, in which it was agreed that defendants, and each of them, were indebted to Plaintiff in the sum of $360,132.76.

17. Plaintiff has made demand upon defendants, and each of them, for payment of said sum.

18. Despite due demand by Plaintiff, no portion of said sum has been paid, and there is now due, owing, and unpaid from defendants, and each of them, to Plaintiff the sum of $360,132.76, plus interest thereon at the legal rate.

IV.   FOURTH CAUSE OF ACTION
(Against All Defendants for Work, Labor, and Services Rendered)

19. Plaintiff realleges and incorporates herein by this reference as though set forth in full each and every allegation contained in Paragraphs 1 through 1O, inclusive, of this Complaint.

20. Within the last four years, Plaintiff rendered printing and publishing services to defendants, and each of them, at defendants' special instance and request, and defendants, and each of them, agreed to pay Plaintiff the sum of $348,006.82 for such services.

21. Despite due demand by Plaintiff, no portion of said sum has been paid, and there is now due, owing, and unpaid to Plaintiff from defendants, and each of them, the sum of $348,006.82 for such services.

V.  FIFTH CAUSE OF ACTION
(Against All Defendants For Money Paid)

22. Plaintiff realleges and incorporates herein by this reference as though set forth in full each and every allegation contained in Paragraphs 1 through 1O, inclusive, of this Complaint.

23. Within the last four years before the commencement of this action, defendants, and each of them, became indebted to Plaintiff in the sum of $6,438.46 for money paid, laid out, and expended for defendants, and each of them, at their instance and request, for freight charges.

24. Despite due demand by Plaintiff, no portion of such sum has been paid, and there is now due, owing, and unpaid from defendants, and each of them, to Plaintiff the sum of $6,438.46, plus interest thereon.

VI.  SIXTH CAUSE OF ACTION
(Against All Defendants For Quantum Meruit)

25. Plaintiff realleges and incorporates herein by this reference as though set forth in full each and every allegation contained in Paragraphs 1 through 10, inclusive, of this Complaint.

26. Within the last four years before the commencement of this action, Plaintiff provided printing and publishing services at the request of defendants, and each of them, and paid freight charges on DATACAT's behalf. Such services and freight charges directly have benefited defendants, and each of them.

27. The reasonable value of those services and expenditures is the sum of $354,445.28, towards which defendants have paid Plaintiff nothing to date.

28. Demand has been made upon defendants, and each of them, for payment of such sums by which they, and each of them, have been unjustly enriched, but defendants, and each of them, have failed and refused, and continue to fail and refuse, to make any payment whatsoever toward this amount.

WHEREFORE, plaintiff DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC. prays for judgment against defendants, and each of them, as follows:

1. For damages according to proof at trial;
2. For interest on all sums at the legal rate;
3. For costs of suit incurred herein;
4. For reasonable attorneys' fees pursuant to Cal. Civ. Code
1717.5; and
5. For such other and further relief as the Court may deem just and proper.

DATED: July 16, 1996 GRAHAM & JAMES LLP
KENNETH B. JULIAN
KARL A. SANDOVAL

By: ss/K. Julian
KENNETH B. JULIAN
Attorneys for Plaintiff
DIVERSIFIED PRINTING AND
PUBLISHING SERVICES, INC.

 ..................End Pleading dated 7/16/96.....................

 .................Begin Pleading dated 9/5/96.....................

Randolph Stiles, Esq.  (SBN 62910)
LAW OFFICES OF RANDOLPH STILES
12015 Kling Street, #211
North Hollywood, California  91607
818/505-8026

Attorney for Defendant
Datacat, Inc.

	SUPERIOR COURT FOR THE STATE OF CALIFORNIA

	FOR THE COUNTY OF ORANGE


DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., a California corporation,
Plaintiff,
  v.
DATACAT, INC., a California corporation and DOES 1 through 25, inclusive,
Defendants.


Case No. 766 695

ANSWER TO COMPLAINT BY DEFENDANT DATACAT

(Defendant 11 - Judge G. Robert Jameson)

Datacat, Inc., a California corporation through its attorney of record ("Defendant"), for itself and for no other party, hereby answers the Plaintiff's Complaint, and alleges affirmative defenses, as follows:

	Pursuant to and in accordance with California Code of Civil Procedure Section 431.30(d), the Defendant generally denies each and every allegation of the Complaint.


AFFIRMATIVE DEFENSES

	As its affirmative defenses to each and every one of the claims and causes of action set forth in the Complaint, the Defendant hereby alleges the following as its affirmative defenses to such claims and causes of action by the Plaintiff as set forth in the Complaint:

	FIRST AFFIRMATIVE DEFENSE
	(No Claim Upon Which Relief Can Be Granted)

  As its First Affirmative Defense, the Defendant hereby incorporates by this reference its Answer as set forth above and alleges that the Plaintiff's Complaint fails to state facts upon which the Plaintiff is entitled to any relief against the Defendant.

	SECOND AFFIRMATIVE DEFENSE
	(Superseding Agreement)

  As its Second Affirmative Defense, the Defendant alleges that the Plaintiff entered into an agreement with and/or for the benefit of the Defendant whereby the Plaintiff agreed to forego and/or defer payment of the monies Plaintiff seeks to collect as a result of its Complaint against the Defendant.

	THIRD AFFIRMATIVE DEFENSE
	(Agreement To Subordinate)

  As its Third Affirmative Defense, the Defendant alleges that the Plaintiff entered into an agreement with and/or for the benefit of the Debtor whereby the Plaintiff agreed to subordinate payments of any and all monies due and owing by the Defendant to the Plaintiff in favor of the Plaintiff's "third-party" creditors (creditors who are not affiliated with the Defendant or its shareholders) and to forego collection of any and all amounts due and owing by the Defendant to such Plaintiff unless and until all of the Defendant's current obligations to such third-party creditors had been satisfied.

	FOURTH AFFIRMATIVE DEFENSE
	(Agreement For Capital Contribution)

  As its Fourth Affirmative Defense, Defendant alleges that the Plaintiff entered into an agreement with and/or for the benefit of the Defendant whereby the Plaintiff agreed to use any amount due and owing by the Defendant to the Plaintiff for the purpose of making a capital contribution, and to make a further on-going capital contribution, to the Defendant in the amount required to satisfy the Defendant's obligations to third party (non-affiliated) creditors.

	FIFTH AFFIRMATIVE DEFENSE
	(Course Of Dealing)

  As its Fifth Affirmative Defense, Defendant alleges that through their course of dealing and otherwise the Defendant and the Plaintiff mutually understood, agreed and promised that the Plaintiff, who is affiliated with Defendant as a result of the 100% ownership of and control exercised over the Plaintiff by Nasib Gannam who is, directly or indirectly, a 50% shareholder of the Defendant (the "Plaintiff/Affiliate"), would provide printing and related services to and for the benefit of the Defendant with the agreement and promise that the Plaintiff would not demand payment for such services, and the Defendant would not otherwise be obligated for or called upon to pay the Plaintiff/Affiliate for such services, unless and until the Defendant had paid all of its current obligations to third-party (non-affiliated) creditors and had excess cash available to pay affiliated parties, including the Plaintiff/Affiliate, who provided services to the Defendant.

	SIXTH AFFIRMATIVE DEFENSE
	(Breach Of Contract)

  As its Sixth Affirmative Defense, Defendant alleges that the Plaintiff breached its agreement with the Defendant under which the Plaintiff seeks relief from the Defendant by way of the Complaint; and, as a result of such material breach and resulting default by the Plaintiff under such agreement, Defendant is entitled to suspend performance under such contract, including without limitation payment by Defendant to Plaintiff for any and all amounts, if any, otherwise due and owing thereunder.

	SEVENTH AFFIRMATIVE DEFENSE
	(Insolvency)

  As its Seventh Affirmative Defense, Defendant alleges that payment by the Defendant to the Plaintiff as prayed for in the Complaint would render the Defendant insolvent and otherwise unable to pay its debts and obligations as they come due to non-affiliated third parties.

	EIGHTH AFFIRMATIVE DEFENSE
	(Preferential Payment)

  As its Eighth Affirmative Defense, the Defendant alleges that payment by the Defendant to the Plaintiff as prayed for in the Complaint would constitute a preferential payment by the Defendant to an affiliated party (the Plaintiff/Affiliate) in contravention of Defendant's duties and responsibilities to other creditors.

	NINTH AFFIRMATIVE DEFENSE
	(Estoppel)

  As its Ninth Affirmative Defense, the Defendant alleges that the Plaintiff is estopped from asserting the claims set forth in the Complaint as against the Defendant, including without limitation for the reasons alleged in the foregoing Second, Third, Fourth and Fifth Affirmative Defenses and otherwise.

	TENTH AFFIRMATIVE DEFENSE
	(Waiver)

  As its Tenth Affirmative Defense, the Defendant alleges that the Plaintiff has waived and/or otherwise relinquished the claims, and/or the right to sue Defendant in respect of such claims, as set forth in the Complaint.

	ELEVENTH AFFIRMATIVE DEFENSE
	(Breach Of Implied Covenant Of Good Faith And Fair Dealing)

  As its Eleventh Affirmative Defense, Defendant alleges that the assertion of the instant claim by the Plaintiff against the Defendant constitutes a breach of the implied covenant of good faith and fair dealing existing by, between and among the Plaintiff and Defendant, including its shareholders and other affiliates, by virtue of contracts or other agreements by, between and among such parties pertaining to the subject matter of the Complaint.

	TWELFTH AFFIRMATIVE DEFENSE
	(Promissory Estoppel)

  As its Twelfth Affirmative Defense, the Defendant alleges that Plaintiff's representations, agreements and promises to the Defendant, and/or its shareholders for the benefit of the Defendant, in respect of the providing of services by the Plaintiff/Affiliate to the Defendant, and the Defendant's actions and reasonable reliance thereon, constitutes promissory estoppel and precludes the Plaintiff from instituting and maintaining the within action against the Defendant.

	THIRTEENTH AFFIRMATIVE DEFENSE
	(Unclean Hands)

  As its Thirteenth Affirmative Defense, the Defendant alleges that as a result of the Plaintiff/Affiliate's conduct and activities as alleged herein and otherwise, the Plaintiff should be denied the relief it is seeking based on the equitable principle of unclean hands.

	FOURTEENTH AFFIRMATIVE DEFENSE
	(Failure To Mitigate Damages)

  As its Fourteenth Affirmative Defense, Defendant alleges that Plaintiff knew that Defendant could not pay for the services Plaintiff rendered and continued to render to Defendant, which are the subject of Plaintiff's request for payment as alleged in the Complaint, and that the Plaintiff otherwise failed and refused to mitigate its damages.

	FIFTEENTH AFFIRMATIVE DEFENSE
	(Failure To Join Indispensable Party)

  As its Fifteenth Affirmative Defense, Defendant alleges that the Plaintiff has failed to join one or more indispensable parties.

	SIXTEENTH AFFIRMATIVE DEFENSE
	(Offset, Set-Off Or Deduction)

  As his Sixteenth Affirmative Defense, the Defendant alleges that as a result of the denial and other allegations made herein, and as otherwise exist, the Defendant in entitled to an offset, set-off or other deduction from the amounts claimed by the Plaintiff in the Complaint including without limitation as a result of Plaintiff's breach of its contract and/or agreement with and/or for the benefit of the Defendant.

	SEVENTEENTH AFFIRMATIVE DEFENSE
	(Statute Of Limitations Bar 337)

  As its Seventeenth Affirmative Defense, the Defendant alleges that the Plaintiff's claims are barred by the statute of limitations as provided for in California Civil Code Section 337.

	EIGHTEENTH AFFIRMATIVE DEFENSE
        (Statute Of Limitations Bar 339)

  As its Eighteenth Affirmative Defense, the Defendant alleges that the Plaintiff's claims are barred by the statute of limitations as provided for in California Civil Code Section 339.

	NINETEENTH AFFIRMATIVE DEFENSE
	(Statute of Frauds)

  As its Nineteenth Affirmative Defense, Defendant alleges that the claims which are the subject of the Complaint are barred or otherwise precluded by the statute of frauds.

	TWENTIETH AFFIRMATIVE DEFENSE
	(Fraud/Mistake)

  As its Twentieth Affirmative Defense, Defendant alleges that the claims which are the subject of the Complaint are barred or otherwise precluded based on the principles of fraud and/or mistake.

	TWENTY-FIRST AFFIRMATIVE DEFENSE
	(No Late Payment Charge)

  As its Twenty-First Affirmative Defense, Defendant alleges that the Plaintiff never billed, charged or otherwise imposed any "late payments charge" for services rendered by Plaintiff to the Defendant, Defendant never agreed to pay and is not otherwise obligated to pay Defendant, and never did pay, Defendant any late payment charge for any services rendered by Plaintiff to Defendant or otherwise; and, in any event, the imposition of any such late payment charge by the Plaintiff on the Defendant as alleged in the Complaint would be usurious and otherwise unlawful.

	REQUEST FOR RELIEF

		WHEREFORE, the Defendant prays that the Plaintiff take nothing as a result of its Complaint; and that Defendant be awarded its costs including reasonable attorney's fees/costs, if appropriate, and such other and further relief as the Court may deem appropriate in this case.


Dated:  September 5, 1996

					Respectfully submitted,

				LAW OFFICES OF RANDOLPH STILES, ESQ.

				By: SS/Randolph Stiles
				    Randolph Stiles, Esq.
				Attorney for Defendant Datacat, Inc.


 ..............End Pleading dated 9/5/96.....................

 ...........Begin Pleading dated 9/10/96.....................

Randolph Stiles, Esq. (SBN 62910)
LAW OFFICES OF RANDOLPH STILES
12015 Kling Street, #211
North Hollywood, California  91607
818/505-8026

Attorney for Cross-Claimant Datacat, Inc.

SUPERIOR COURT FOR THE STATE OF CALIFORNIA
FOR THE COUNTY OF ORANGE

DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., a California corporation,
Plaintiff,

	v.

DATACAT, INC., a California corporation and DOES 1 through 25, inclusive,
Defendants.

DATACAT, INC., a California corporation,
Cross-Claimant,

	v.

DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., a California corporation;
GANNAM/KUBAT PUBLISHING, INC., a California corporation;
NASIB GANNAM, an individual; and DOES 1 through 5,
Cross-Defendants.

Case No. 766 695

CROSS-COMPLAINT BY DEFENDANT DATACAT AGAINST DIVERSIFIED PRINTING
AND PUBLISHING
SERVICES, GANNAM/KUBAT PUBLISHING, INC. AND NASIB GANNAM FOR
DECLARATORY RELIEF AND
BREACH OF CONTRACT



(Depar(tm)ent 11 - Judge G. Robert Jameson)


	Plaintiff Datacat, Inc., a California corporation ("Cross-Claimant" or the "Company"), as its cross-complaint ("Cross-
Complaint"), including counter and cross-claims against Diversified Printing And Publishing Services, Inc.
("Diversified"), Gannam/Kubat Publishing, Inc. ("G/K") and Nasib
Gannam an individual ("Gannam"), alleges as follows:

I. THE PARTIES

  Cross-Claimant is a California corporation which is a resident of and does business in Los Angeles County, California, and elsewhere. Cross-Defendant Diversified Printing And Publishing Services, Inc., a California corporation, is a resident of Orange County, California, and does business in Los Angeles and Orange County, California, and elsewhere. Cross-Defendant Gannam/Kubat Publishing, Inc., a California corporation, is a corporation which, on information and belief, is a resident of Orange County, California and does business in Los Angeles and Orange County, California. Cross-Defendant Nasib Gannam is an individual who, on information and belief, is a resident of and does business in the Counties of Orange and Los Angeles, California, and elsewhere.

  Does 1 through 5, inclusive, are unknown to Cross-Claimant, which therefore sues said defendants by such fictitious names.
Cross-Claimant will amend this Complaint to allege the Doe cross-defendants' true names and capacities when ascertained.

Cross-Claimant is informed and believes, and thereon alleges, that each of such fictitiously named Doe cross-defendants is responsible in some manner for the occurrences herein alleged and that Cross-Claimant's damages as herein alleged were proximately caused by said cross-defendants' conduct.

II. JURISDICTION/VENUE

  Jurisdiction is proper in this Court because Diversified has sued the Cross-Claimant in this Court, and because the damages sought to be recovered as a result of this Cross-Complaint exceed
$25,000.

  Venue is proper in this Court because Diversified has sued the Cross-Claimant in this Court, and because Diversified and the other defendants do business in and can otherwise be found in Orange County, California.

III. GENERAL ALLEGATIONS

  Cross-Claimant is in the business of publishing printed catalogs covering heating, ventilation, air conditioning and refrigeration products.

  Auto-Graphics, Inc., a California corporation ("A-G"), owns 50% of the issued and outstanding stock of Cross-Claimant.

  G/K owns 50% of the issued and outstanding stock of Cross-Claimant and, on information and belief, Gannam owns or controls
100% of G/K.   On information and belief, Gannam owns or controls
100% of Diversified. Diversified is in the business of providing catalog printing and related services to publishers like the Cross-Claimant.

  On June 12, 1990, A-G and G/K entered into a written agreement a copy of which is attached hereto as Exhibit A (the "Agreement"). The Agreement covered the organization of the Cross-Claimant and, among other things, provided that the Company would purchase printing services from Diversified. Exhibit A, paragraph 9 .

  In accordance with the Agreement, Cross-Claimant endeavored to and did purchase printing services from Diversified. The
Agreement also provides that the Cross-Claimant would purchase composition services from A-G. Exhibit A, paragraph 8.

  In accordance with the Agreement, Cross-Claimant endeavored to and did purchase composition services from A-G. As a result of Cross-Claimants having purchased printing and composition services from, respectively, Diversified and A-G, prior to October of 1995 the Company had accumulated a substantial payable to each of such stockholder/vendors which it could not pay on a current basis.

  In July of 1994, at a meeting of the board of directors of the Company, it was proposed that each of the Company's shareholders (A-G and G/K) make a further capital contribution to the Company in an amount which would allow the Company to pay all amounts then due and owing to such stockholder/vendors for current services, and as reasonably contemplated to be due and owing to such affiliated parties for current services anticipated to be rendered to the Company, and other creditors, in the future.

  In lieu of such proposal, it was suggested and mutually agreed by all representatives of A-G and G/K in attendance at the board meeting, for their respective companies and for and on behalf of the Cross-Claimant, that such stockholder/vendors would forego and/or otherwise defer collection of amounts due and owing by the Company to each of them for current services rendered by such stockholder/vendors to the Company unless and until such time as the Company had sufficient cash to pay all current payables to non-affiliated parties and the remaining available cash would be used, following payment of the Company's obligations for past services, to pay pro rata the current payables due and owing A-G and G/K for current services rendered by such stockholder/vendors to the Company.

  As an inducement and as partial consideration for A-G's agreement to such deferred payment arrangement and as a condition to A-G's agreement in respect thereof, the Cross-Claimant, with G/K's consent and approval through its two representatives in attendance at the board meeting, confirmed, acknowledged and further agreed that the Company owed A-G $575,000 for past, unpaid database development and maintenance services; and the Company further agreed and promised to execute and deliver to A-G a promissory note representing the Company's obligation to A-G for such past (non-current) database development and maintenance services previously rendered to the Company by A-G.

  The Cross-Claimant's agreement and promise in favor of A-G was memorialized in a written resolution which was considered, voted upon and approved at the conclusion of the above-referenced July 1994 board meeting, including by G/K's two representatives in attendance at such meeting, a copy of which corporate resolution ("Corporate Resolution") is attached hereto as Exhibit B.

  Based upon such agreements and promises, A-G agreed to and did continue to provide current composition services to Cross-
Claimant; and A-G did not, thereafter, demand or otherwise insist that the Company pay for such composition services on a current basis.

  Based upon such agreements and promises, G/K caused Diversified and Diversified otherwise agreed to and did provide current printing services to Cross-Claimant; and
Diversified did not demand or otherwise insist that the Company pay for such printing services on a current basis - - until approximately February of 1996 when G/K and Diversified notified the Company that all future printing services by Diversified for the Company would have to be paid for on a C.O.D. (cash on delivery) basis and subsequently such payment demand by Diversified was for payment in advance before the commencement of any printing services by Diversified.

  In February 1996, the amount due and owing by the Cross-Claimant to A-G and to G/K, respectively, for current services rendered by such stockholder/vendors was approximately $300,000 each.

  Beginning in February 1996, G/K refused to allow Diversified, and Diversified otherwise failed and refused, to provide the Cross-Claimant with any further printing services, except where the Company was willing and able to pay in advance for such services.

  A-G continued to provide composition services to the Cross-
Claimant in accordance with the parties' (the Company, A-G and G/K-Diversified) deferred payment arrangement and agreement.

  Thereafter, when the Cross-Claimant had insufficient cash with which to pay its non-affiliated vendors for their current services, to pay other non-current obligations including the Company's monthly promissory note obligation to A-G (for past database creation and maintenance services) and with which to pay Diversified in advance for its current printing services, the Company and A-G requested that G/K agree to contribute or loan, on a 50-50 basis with A-G, capital to the Company in the total amount of $100,000 so as to provide the Company with financial resources with which to satisfy Diversified's payment demand and to allow the Company to continue to pay, pro rata, its obligations for current services to A-G and Diversified in their capacity as stockholder/vendors to the Company.

  G/K refused to enter into such agreement or to otherwise assist the Company to satisfy its financial obligations; and G/K caused Diversified and Diversified otherwise continued to demand that the Company pay in advance for any and all printing services to be rendered by Diversified to the Company.

  G/K and Diversified's failure and refusal to forego or otherwise defer payment on current services rendered by Diversified to the Company constituted a material breach and default by G/K and Diversified of such parties' deferred payment agreement with, and for the benefit of, the Cross-Claimant.

  Additionally, Diversified failed and refused to perform and otherwise fulfill its duties and responsibilities to the Cross-Claimant and its customers (including Hasan Alhasawi and Mortemp) in respect of past and proposed printing jobs by Diversified's failure and refusal to return or otherwise deliver to the Company and/or the Company's customers' property held by Diversified for and belonging to the Company and/or its customers previously provided to Diversified in connection with printing jobs including, by way of example, two film covers supplied by Mortemp for use in printing such customer's catalog and film promised by Datacat to Hasan Alhasawi under the terms of the contract between the Company and such customer.

  Such failure and refusal to release property belonging to the Company and or its customers, following proper notice/demand by the Company to Diversified requesting that such property be returned or otherwise provided to the Company and/or its customers, and constituting the conversion by Diversified of such property, caused and resulted in a material breach and default of Diversified's duties and responsibilities to the Company and/or its customers under the agreement by and between the Cross-Claimant and Diversified whereby Diversified provided printing services to the Company and under the Agreement (Exhibit A) providing that the Company would purchase printing services from Diversified.

  Such withholding of property by Diversified also constituted a material breach and default by G/K of the Agreement, thereby relieving the Company of any further obligation to purchase printing services from Diversified.

  The Company maintains and alleges herein that, as a result of Diversified's breach and default of its duties and responsibilities to the Company under the agreement(s) by which Diversified provided and was proposed to provide printing services to the Company and its customers, including the Agreement (Exhibit
A), the Company is not obligated to purchase any future printing services from Diversified including under the Agreement.

  Further, the Cross-Claimant maintains and alleges herein that, in any event, the Company is not required under the Agreement or otherwise to purchase all of its printing services requirements from Diversified.

  Further, the Cross-Claimant maintains and alleges herein that, as a result of G/K's agreement to cause Diversified to forego or otherwise defer payment, or the right to collect, for current printing services provided by Diversified to the Company (all printing services covered by Diversified's claim against the Company in this action), the Company is not obligated to pay Diversified for any such printing services unless and until the Company has available cash resources sufficient to satisfy all of the Company's obligations to non-affiliated parties, all of the Company's other obligations for non-current services (including the Company's monthly payment obligation to A-G under the promissory note) and the pro rata payment for current services (all services received by the Company on or after July 1994) received by the Company from its stockholder/vendors A-G and G/K.

  On information and belief, G/K and Diversified and each of them disagree with and dispute the Cross-Claimant's positions as set forth in paragraphs 34, 35 and 36 above.

  As a result of the disagreements and disputes alleged herein, the Plaintiff believes and herein alleges that a present and actual genuine controversy exists between and among the Cross-
Claimant, G/K and Diversified.

  As a result of such disagreements and disputes, the Cross-Claimant is uncertain as to its rights, entitlements, duties and/or responsibilities to G/K and/or Diversified under the Agreement and otherwise as alleged herein; and the Cross-Claimant brings this action for declaratory relief and otherwise requests that the Court determine, judicially declare and otherwise resolve by its orders and judgment thereon the respective parties' rights, entitlements, duties and responsibilities to one another under the Agreement, the Corporate Resolution and the other agreements alleged herein.

  Unless and until the Court renders such declaratory relief, on information and belief, the Cross-Claimant believes and alleges that the parties will be otherwise unable to resolve their disagreements and disputes as alleged herein and will, thereby, incur possible future, on-going debts, obligations and liabilities in respect of the parties' respective rights, entitlements, duties and/or responsibilities to one another and/or third parties under the Agreement or otherwise as alleged herein.

  Defendants G/K, Diversified and Gannam, and each of them, are the agents and representatives of each of such other defendants; G/K and Diversified, and each of such defendants, is the instrumentality and "alter-ego" of Defendant Gannam; Gannam owns and controls G/K and Diversified; and the acts, activities and conduct of G/K and Diversified as alleged herein are attributable to Gannam as the principal, controlling person, authorized representative and/or agent of such corporate defendants and each of them.

  In accordance with 25 of the Agreement, the party or parties determined by the Court to be the "prevailing" party in this action in respect of the disputes arising under or otherwise in respect of the Agreement as alleged herein is entitled, in addition to whatever other relief such prevailing party may be entitled to under and as a result of the Agreement, to recover its reasonable attorneys' fees and costs as provided for in the Agreement.

IV. CAUSES OF ACTION

	FIRST CAUSE OF ACTION
	(Breach Of Oral Contract Against G/K And Gannam)

  Paragraphs 1 through 41 are re-alleged and incorporated herein by this reference.

In July 1994, G/K through its authorized representatives, Nasib Gannam and Frank Kubat, entered into an oral agreement with Cross-Claimant, and for the benefit of Cross-Claimant, whereby G/K agreed for itself and Diversified that Diversified would forego and/or defer collection of any amounts due and owing by the Company for future current printing services to be rendered by Diversified to the Company unless and until the Company's available cash was sufficient to pay all non-affiliated obligations, all "non-current" obligations including the Company's monthly promissory note obligation to A-G and, with the remaining cash, to make a pro rata payment to the Company's shareholder/vendors including A-G and Diversified for current services rendered by such affiliates to the Company.

Under the terms of such oral agreement, both A-G and Diversified agreed to continue to provide, respectively, such composition and printing services as the Cross-Claimant required from time to time in its business, A-G and G/K would not be required or otherwise requested to make any further capital contribution to the Company to be used by the Company to pay its then current and anticipated future obligations to such stockholder/vendors and, in lieu of any such capital contributions, A-G and Diversified would forego or defer any request for payment by, and/or collection against, the Company for such on-going current services to be rendered by, for and on behalf of such tockholder/vendors to the Company.

Cross-Claimant, and A-G, performed and continue to perform all of their obligations under such agreement; and for a period of time following such agreement, G/K and Diversified performed their obligations under such agreement.

In February 1996, however, G/K and Diversified refused to provide any further printing services to the Cross-Claimant on the deferred payment basis which had been agreed upon, and on July 22, 1996, G/K caused Diversified to and Diversified otherwise initiated this action against the Company to collect amounts set forth in Diversified's Complaint (which G/K and Diversified had agreed the Company would not be required to pay absent the satisfaction of certain conditions precedent), thereby causing a material breach and default of such agreement by G/K and Diversified.

As a result of such breach/default, the Company has been injured and damaged in the amount to be proven at trial, but in no event less than the $360,133 sought by Diversified through its Complaint against the Company in this action.

	SECOND CAUSE OF ACTION
	(Breach Of Oral Contract Memorialized
 	In Writing Against G/K And Gannam)

Paragraphs 1 through 41 are re-alleged and incorporated herein by this reference.

The oral agreement alleged in and as a basis for the Cross-
Claimant's First Cause Of Action as set forth herein has been memorialized in the minutes of the proceedings of the meeting of the Company's board of directors.

As a result of such breach/default, the Company has been injured and damaged in the amount to be proven at trial but in no event less than the $360,133 sought by Diversified through its Complaint against the Company in this action.

	THIRD CAUSE OF ACTION
	(Breach Of Contract Against G/K And Gannam)

Paragraphs 1 through 47 and 50 are re-alleged and incorporated herein by this reference.

G/K and Gannam's failure and refusal to perform, and to cause Diversified to perform, the agreement alleged as the basis for the Cross-Claimant's First and Second Causes Of Action as set forth herein, constituted a material breach and default by G/K and Gannam under the Agreement (Exhibit A).

As a result of such breach/default, the Company has been injured and damaged in the amount to be proven at trial, but in no event less than the $360,133 sought by Diversified through its Complaint in this action.

	FOURTH CAUSE OF ACTION
	(Breach Of Oral Contract Against All Defendants
	Re Printing Services Provided)

Paragraphs 1 through 41 are re-alleged and incorporated herein by this reference.

Pursuant to an on-going agreement between the Cross-Claimant and G/K and Diversified, including as alleged as the basis for claims by Diversified against the Company such as set forth in the Complaint on file in this action, G/K and Diversified agreed to and did provide certain printing services to the Company.

As part of such agreement, G/K and Diversified expressly or implicitly agreed to return to the Cross-Claimant and/or the Company's customer all property provided to Diversified by the Company and/or its customer for purposes of performing such printing services, such as the composition images to be printed by Diversified.

On several occasions during the Summer of 1996, pertaining to the Hasan Alhasawi printing job and the Mortemp printing job proposed to be done at Diversified (but in respect of which Diversified failed and refused to perform absent the Company's ability to pay Diversified in advance for such job), the Cross-Claimant demanded and/requested that Diversified return to the Company or its customer property owned and provided to Diversified by the Company and/or the customer for purposes of the performance of such printing jobs; and Diversified failed and refused to return or otherwise deliver such property to the Company and/or its customers thereby intentionally interfering with the Company's performance of its contracts with its customers and Diversified otherwise unlawfully converted such property as its own.

The conversion of property by Diversified belonging to the Company and/or its customers resulted in a material breach and default under the agreement whereby Diversified was providing printing services to the Company.

As a result of such breach/default, the Company has been injured and damaged in the amount to be proven at trial but in no event less than $25,000.

	FIFTH CAUSE OF ACTION
	(Breach Of Contract Against G/K And Gannam
	Re Printing Services Provided)

Paragraphs 1 through 42, and 56 through 59, are re-alleged and incorporated herein by this reference.

Diversified's failure and refusal to return property to the Cross-Claimant and/or its customer as alleged as the basis for the Plaintiff's Fourth Cause Of Action, and G/K and Gannam's failure and refusal to cause Diversified to return or otherwise deliver such property to the Company and/or its customer constituted a material breach of and default under the

Agreement (Exhibit A) under which Diversified performs printing services for the Company.

As a result of such breach/default, the Company has been injured and damaged in the amount to be proven at trial, but in no event less than $25,000.

	SIXTH CAUSE OF ACTION
	(Breach Of Implied Covenant Of Good Faith
	And Fair Dealing Against All Defendants)

Paragraphs 1 through 41 are re-alleged and incorporated herein by this reference.

The acts and conduct alleged herein constituted a breach of the implied covenant of good faith and fair dealing attendant to and arising out of the agreements alleged herein, including the Agreement (Exhibit A).

As a result of such breach of the implied covenant of good faith and fair dealing, the Company has been injured and damaged in the amount to be proven at trial, but in no event less than the $360,133 sought be Diversified through its Complaint in this action.

	SEVENTH CAUSE OF ACTION
	(Declaratory Relief Against All Defendants)

Paragraphs 1 through 41, 42 and 44 through 65, are alleged and incorporated herein by this reference.

As a result of the present and actual genuine controversy existing between and among the Cross-Claimant and the defendants, and each of them, as alleged in this Complaint, the Court is empowered and otherwise authorized to provide, and is hereby requested to provide, under California Code of Civil Procedure Section 1062, et seq., and otherwise, the following declaratory relief:

	(1)  a declaration, order and judgment that the Cross-
Claimant is relieved of any and all further obligation of whatsoever nature and kind to purchase printing services from Diversified under the Agreement;

	(2)  a declaration, order and judgment that the Cross-
Claimant is not obligated under the Agreement to purchase all of its printing requirements from Diversified;

	(3) a declaration, order and judgment that the Cross-Claimant is not obligated to pay for the printing services which are the subject of Diversified's Complaint against the Company unless and until the condition precedent to the Company's obligation to pay for such services (cash available to pay (i) all obligations to non-affiliated parties, (ii) the Company's monthly note obligation to A-G and (iii) a pro rata distribution to both A-G on amounts due and owing to such stockholder/vendors for current services) is satisfied;

	REQUEST FOR RELIEF

	WHEREFORE, the Cross-Claimant requests the following relief on its Cross-Complaint:

	1. On the First Cause Of Action For Breach Of Oral Contract Against G/K and Gannam, for damages according to proof at trial, but in no event less than $360,133;

	2.  On the Second Cause Of Action For Breach Of Oral
Contract Memorialized In Writing Against G/K and Gannam, for damages according to proof at trial, but in no event less than $360,133;

	3.  On the Third Cause Of Action For Breach Of Contract
Against G/K And Gannam, for damages according to proof at trial, but in no event less than $360,133;

	4.  On the Fourth Cause Of Action For Breach Of Oral
Contract Against Diversified, G/K Re Printing Services Provided, for damages according to proof at trial, but in no event less than $25,000;

	5. On the Fifth Cause Of Action Against G/K And Gannam Re Printing Services Provided, for damages according to proof at trial, but in no event less than $25,000;

	6.  On the Sixth Cause Of Action For Breach Of Implied
Covenant Of Good Faith And Fair Dealing Against Diversified, G/K
And Gannam, for damages according to proof at trial, but in no event less than $360,133;

	7.  On the Seventh Cause Of Action For Declaratory Relief
Against All Defendants, as follows:

		(i) a declaration, order and judgment that the Cross-Claimant is relieved of any and all further obligation of whatsoever nature and kind to purchase printing services from Diversified under the Agreement;
		(ii) a declaration, order and judgment that the Cross-Claimant is not obligated under the Agreement to purchase all of its printing requirements from Diversified; and
		(iii) a declaration; order and judgment that the Cross-Claimant is not obligated to pay for the printing services which are the subject of Diversified's Complaint against the
Company unless and until the condition precedent to the Company's
obligation to pay for such services 	(cash available to pay
(i) all obligations to non-affiliated parties, (ii) the Company's monthly note obligation to A-G and (iii) a pro rata distribution to both A-G on amounts due and owing to such stockholders/vendors for current services)is satisfied;

FURTHER, in respect of all of the above-referenced Causes Of Action, the Cross-Claimant requests further relief including costs of suit including reasonable attorneys' fees as provided for in the Agreement, pre-judgment interest and such other and further relief as the Court deems fair and appropriate under the circumstances.

Dated:  September 10, 1996


				Respectfully submitted,

				LAW OFFICES OF RANDOLPH STILES, ESQ.

				ss/Randolph Stiles
				Randolph Stiles, Esq.
				Attorney for Cross-Claimant
				Datacat, Inc.

 ..............End Pleading dated 9/10/96...................

 .............Begin Pleading dated 11/7/96.................

DIVERSIFIED vs. DATACAT
SUMMONS ON CROSS-COMPLAINT
(CITATION JUDICIAL)
NOTICE TO CROSS-DEFENDANTS
ROBERT S. COPE, an individual; AUTO-GRAPHICS, INC., a California corporation,
Cross-Defendants,
- and -
DATACAT, INC., a California Corporation,
Nominal Cross-Defendant and
Cross-Defendant

YOU ARE BEING SUED BY: CROSS-COMPLAINANTS
DIVERSIFIED PRINTING AND PUBLISHING SERVICES, 	INC., a California
corporation;
GANNAM/KUBAT PUBLISHING, INC., a California corporation

You have 30 CALENDAR DAYS after this summons is served on you to file a typewritten response at this court. A letter or phone call will not protect you; your typewritten response must be in proper legal form it you want the court to hear your case. If you do not me your response on time, you may lose the case, and your wages, money and property may be taken without further warning from the court. There are other legal requirements. You may want to call an attorney right away. It you do not know an attorney, you may call an attorney referral service or a legal aid office (listed in the phone book).

CASE NUMBER   	 766 695
Judge C. Robert Jameson   Dept. 11
The name and address of the court is:

Orange County Superior Court
700 Civic Center Drive, West
PO Box 1994
Santa Ana, California 92701
County of Orange

The name, address, and telephone number of Cross-Complainants attorney, is:

GRAHAM AND JAMES LLP		(714) 224-2000
KENNETH B. JULIAN, Bar No. 149840
KARL A. SANDOVAL, Bar No. 117111
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

DATE	11/08/96	ALAN SLATER,	Clerk, 	by ANGELA KN0X,
Deputy

GRAHAM & JAMES LLP ~
Kenneth B. Julian (State Bar # 149840)
Karl A. Sandoval (State Bar #170190)
4675 MacArthur Court, Suite 800
Newport Beach, California 92660
(714) 224-2000

Attorneys for Plaintiff/Cross-Defendant/Cross-Complainant
DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC.,
Cross-Defendant/Cross-Complainant
GANNAM/KUBAT PUBLISHING, INC.,
Cross-Defendant NASIB GANNAM

SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF ORANGE
         Case No.: 766695
Assigned For All Purposes To:  Honorable G. Robert Jameson
Depar(tm)ent 11

CROSS-COMPLAINT BY GANNAM/KUBAT PUBLISHING, INC. AND DIVERSIFIED
PRINTING AND PUBLISHING SERVICES, INC. AGAINST CROSS-DEFENDANTS
AUTO-GRAPHICS, INC. AND ROBERT S.
COPE FOR DAMAGES AND INJUNCTIVE RELIEF

(BREACH OF FIDUCIARY DUTY, WASTE OF CORPORATE ASSETS, BREACH OF
CONTRACT, CONVERSION, FRAUD, CONSTRUCTIVE FRAUD, UNJUST
ENRICHMENT, CONSTRUCTIVE TRUST, MONEY HAD AND RECEIVED, ACCOUNTING AND FRAUDULENT CONVEYANCES)


DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., a California corporation,
Plaintiff,

vs.

DATACAT, INC., a California corporation; and DOES 1 through 25, inclusive
		Defendants.

DATACAT, INC. a California corporation,
		Cross-Claimant,
vs.

DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., a
	California corporation
GANNAM/KUBAT PUBLISHING, INC., a California corporation;
NASIB GANNAM, an individual, and DOES 1 through 5,
		Cross-Defendants.


DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., a
	California corporation
GANNAM/KUBAT PUBLISHING, INC., a California corporation;
		Cross-Complainants.
vs.

 ROBERT S. COPE, an individual; AUTO-GRAPHICS, INC., a California corporation,
  		Cross-Defendants,
		- and -
DATACAT, INC., a California corporation,
		Nominal Cross-Defendant and Cross-Defendant.


COMES NOW, cross-complainant GANNAM/KUBAT PUBLISHING, INC., suing on its own behalf as well as derivatively on behalf of DATACAT, INC. and cross-complainant DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., suing on its own behalf, and for their Cross-Complaint, allege as follows:

A. The Parties.

1. Cross-complainant GANNAM/KUBAT PUBLISHING, INC. ("GK") is and, at all times herein relevant, was a corporation organized and existing under the laws of the State of California. GK is in the publishing business with offices located in the County of Orange, State of California. GK is owned by cross-defendant NASIB GANNAM ("MR GANNAM").

2. Cross-complainant DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC. ("DIVERSIFIED") is and, at all times herein relevant, was a corporation organized and existing under the laws of the State of California. DIVERSIFED is in the printing business with offices located in the County of Orange, State of California. DIVERSIFIED also is owned by MR. GANNAM.

3. Nominal cross-defendant DATACAT, INC. ("DATACAT") is and, at all times herein relevant, was a corporation organized and existing under the laws of the State of California. DATACAT is in the business of publishing printed catalogs, primarily for heating, air conditioning, refrigeration and related products.

4. Cross-complainants GK and DIVERSIFIED (collectively "Cross-Complainants") are informed and believe, and thereon allege, that cross-defendant AUTO-GRAPHICS, INC. ("AG") is and, at all times herein relevant, was a public corporation organized and existing under the laws of the State of California, doing business in the County of Orange.

5. Cross-Complainants are informed and believe, and thereon allege, that Cross-defendant ROBERT S. COPE ("MR. COPE") is and, at all times herein relevant, was the Chairman of the Board of Directors of DATACAT and the majority owner, President, and a controlling director of AG.

6. The true names and capacities, whether individual, corporate, associate, or otherwise, of the cross-defendants sued herein as ROES 1 through 25, inclusive, are unknown to Cross-Complainants, which therefore sue said cross-defendants by such fictitious names. Cross-Complainants will amend this Cross-Complaint to allege said cross-defendants' true names and capacities when ascertained. Cross-complainants are informed and believe, and thereon allege, that each of such fictitiously named cross-defendants is responsible in some manner for the occurrences herein alleged and that Cross-Complainants' damages as herein alleged were proximately caused by said cross-defendants' conduct.

7. Cross-Complainants are informed and believe, and thereon allege, that cross-defendants AG, MR. COPE, and ROES 1 through 25, inclusive (collectively "Cross-Defendants"), were the agent, partner, officer, and/or employee of each of their co-Cross-Defendants and, in doing the things hereinafter alleged, were acting within the course and scope of such agency, partnership, office, and/or employment.

B. FACTUAL BACKGROUND

8. In or about 1989, GK was the owner of a valuable database (the "Database") containing information useful for producing printed catalogs for heating, air conditioning, refrigeration and related products. In or about mid-1989, GK and AG commenced discussions regarding the possible formation of a company to produce catalogs for the referenced products, whereby GK would contribute the Database, and AG would contribute certain Database development and maintenance services.

9. On or about June 12, 1990, GK and AG entered into a shareholders agreement (the "Shareholders Agreement") for the formation of DATACAT. A true and correct copy of the Shareholders Agreement is attached hereto as Exhibit "A" and is incorporated herein by this reference as though set forth in full. Effective on or about September 27, 1990, DATACAT was formed and incorporated, and adopted the Shareholders Agreement.

10. Pursuant to the Shareholders Agreement, GK and AG each respectively own, and have owned, 50% of the shares of DATACAT. Under that agreement, AG had right to appoint, and did appoint, the majority of DATACAT's Board of Directors (the "Board"). In addition to a mutual cash capital contribution, GK contributed the Database, and AG was to contribute certain services and labor for development and maintenance of the Database.

11. Pursuant to Paragraphs 8 and 9 of the Shareholders Agreement, DATACAT is and was required to purchase all catalog printing services from DIVERSIFIED, and to purchase all catalog composition services from AG. Under the shareholders Agreement, DIVERSIFIED and AG were to bill DATACAT for such services at reasonable and customary prices, and DATACAT was required to pay DIVERSIFIED and AG for such services, consistent with Paragraphs 8 and 9 of said agreement.

12. Cross-Complainants are informed and believe, and thereon allege that, at all relevant times, Michele Clark ("Ms. Clark") is and was employed fu11-time as the controller and/or assistant controller of AG and was under the direction and control of MR. COPE and AG.

13. Cross-Complainants are informed and believe, and thereon allege that, at all relevant times, a relationship of trust and confidence existed between AG, on the one hand, and DATACAT and GK, on the other, in that AG was entrusted by DATACAT and GK to handle, and did handle, all of DATACAT's bookkeeping, accounts payable, and other financial matters and, at all times, DATACAT and GK entrusted AG to perform these functions in accordance with the Shareholders agreement, the direction of the Board, and applicable law.

14 As a matter of practice, and the agreement of GK and AG, all moneys received by DATACAT were required first to be used to meet payroll and other necessary expenses, and to pay third-party creditors. Any excess funds were then to be applied to the invoices of DIVERSIFIED and AG for printing and composition services rendered, on an equal priority and roughly dollar-for-dollar basis.

15. Cross-Complainants are informed and believe, and thereon allege, that during the 1990 through 1993 time-frame, through mismanagement, miscalculations, and inefficiencies, AG experienced certain cost overruns on DATACAT-related projects and database services. On information and belief, during this period of time, AG also experienced a down-turn in the profitability of other aspects of its business, independent of DATACAT-related projects.

16. Cross-Complainants are informed and believe, and thereon allege that, in late 1993 and early 1994, Cross-Defendants, and each of them, demanded that AG receive additional compensation for services allegedly rendered, prior to 1994, for development and maintenance of the Database in the amount of several hundred thousand dollars (the "Database Recovery Demands"). On information and belief, the Database Recovery Demands were grossly over inflated, and contained proposed charges to DATACAT for services which AG was under an obligation to render free of charge as part of its initial capital contribution under the Shareholders Agreement, and for other items not properly or appropriately chargeable to DATACAT.

17. Cross-Complainants are informed and believe, and thereon allege, that a special meeting of the Board was held on or about July 28, 1994 (the "Board Meeting"), at the offices of AG. Among other items, the agenda proposed consideration of "Auto-Graphics Pre-1994 Database Recovery Issue." In this regard, AG provided GK with a memorandum outlining AG's latest Database recovery proposal (the "Database Recovery Memorandum"). A true and correct copy of the Database Recovery Memorandum is attached hereto as Exhibit "B" and is incorporated herein by this reference as though set forth in full. On information and belief, the Database Recovery Memorandum was prepared by Robert Bretz ("Mr. Bretz"), then a member of AG's Board of Directors.

18. The Database Recovery Memorandum proposed, among other things, that DATACAT pay to AG $575,000 for past "development and maintenance" work allegedly performed by AG on the Database from 1990 through December 31, 1993. The Database Recovery Memorandum further provided that the $575,000 was to be recovered from certain module selection fees, increased growth margins, and other AG "cost savings," and was to be paid over approximately three years (the "AG Database Recovery Proposal").

19. During the Board Meeting on July 28, 1994, MR. GANNAM, and
Frank Kubat ("Mr. Kubat"), another member of the Board and then
President of DATACAT, rejected the AG Database Recovery Proposal.

20. After further discussion, in the spirit of compromise and cooperation, MR. GANNAM made a compromise proposal (the "GK Compromise Proposal") under which AG could recover some portion of the costs it was claiming for Database Recovery to be paid primarily out of any future profits of DATACAT (i.e., after necessary expenses and after DIVERSIFIED and AG were paid for their respective printing and composition services). At that time, AG, through MR. COPE and Mr. Bretz, would not agree to the GK Compromise Proposal, and the Board Meeting terminated without any agreement being reached with respect to Database Recovery.

21. On August 3, 1994, Mr. Bretz, on behalf of AG, made a counter-proposal to the GK Compromise Proposal which reduced the amount of proposed Database Recovery from $575,000 to $500,000, and changed other terms and conditions (the "AG Database Recovery Counter-Proposal"). A true and correct copy of a letter from Mr. Bretz, dated August 3, 1994, making the AG Database Recovery Counter-Proposal is attached hereto as Exhibit "C" and is incorporated herein by this reference as though set forth in full. No board meeting, or shareholders meeting, was ever held to discuss, adopt, or vote on the AG Database Recovery Counter-Proposal, or any other such further proposal. Nor did GK, Mr. Gannam, or Mr. Kubat ever give their consent to the AG Database Recovery Counter-Proposal, or any other such further proposal.

22. Cross-Complainants are informed and believe, and thereon allege, that sometime in late 1994 and early 1995, Cross-Defendants, and each of them, took advantage of the trust and confidence placed in AG with respect to DATACAT's financial affairs, and secretly, and without the consent, knowledge, or approval of the Board, Mr. Gannam, Mr. Kubat, or GK, Cross-Defendants began to misappropriate, misapply, and unlawfully divert to AG moneys belonging to DATACAT. Specifically, on information and belief, in early 1995, Cross-Defendants misappropriated, misapplied, and unlawfully diverted to AG moneys belonging to DATACAT in the sum of (1) $33,749 in January, (2) $67,769 in March, (3) $26,257 in April, (4) $15,972 in May, and
(5) $15,972 in June, totaling almost $160,000.

23. Cross-Complaints are informed and believe, and thereon allege, that in early 1995, Mr. Kubat discussed with MR. COPE the lack of any agreement with respect to Database Recovery and other financial issues involving AG and DATACAT. During said conversations, MR. COPE concealed and failed to disclose to Mr. Kubat that Cross-Defendants, and each of them, had misappropriated, misapplied, and unlawfully diverted, and were continuing to misappropriate, misapply, and unlawfully divert the above-referenced funds of DATACAT.

24. Cross-Complaints are informed and believe, and thereon allege, that in or about June 1995, after Cross-Defendants had misappropriated almost $160,000, Mr. Bretz set-up a meeting with Mr. Kubat. At the meeting, Mr. Bretz informed Mr. Kubat for the first time that AG had taken and appropriated moneys from DATACAT`s accounts.

25. Cross-Complaints are informed and believe, and thereon allege, that shortly after the meeting with Mr. Bretz, Mr. Kubat asked Ms. Clark about the misappropriated funds. At that time, Ms. Clark told Mr. Kubat that MR. COPE instructed her take the above-referenced sums from DATACAT and pay them to AG, or words to that effect. On information and belief, Cross-Defendants caused unauthorized entries to be made in the books and records of DATACAT to cover-up, justify, and legitimize the referenced misappropriated funds.

26. Additionally, on or about July 18, 1995, Mr. Bretz drafted a letter which falsely stated that the DATACAT "Board formally approved payment by DATACAT of $575,000 over a three year period in equal monthly payments commencing September 1, 1994, and that such agreement has been properly performed by DATACAT pursuant to such prior Board approval and authority" and attached a proposed DATACAT Resolution ratifying Cross-Defendants' unlawful misappropriation of DATACAT's funds (the "Proposed Ratifying Resolution"). A true and correct copy of that letter and proposed resolution are attached hereto collectively as Exhibit "D" and are incorporated herein by this reference as though set forth in full. No board meeting, or shareholders meeting, was ever held to discuss, adopt, or vote on the Proposed Ratifying Resolution and GK, MR. GANNAM, and Mr. Kubat did not give, and would not give their consent, for DATACAT to ratify or retroactively approve of the unlawful conduct of Cross-Defendants, as alleged herein.

27. After learning of Cross-Defendants' fraud and misappropriation of funds, GK and Mr. Kubat demanded that Cross-Defendants immediately cause said moneys to be restored to DATACAT, but Cross-Defendants have failed and refused, and continue to fail and refuse, to restore such funds to DATACAT. Additionally, even after the Cross-Defendants' fraud was exposed, and over the objections of GK, MR. GANNAM, and others, on information and belief, Cross-Defendants continued to misappropriate, misapply, and unlawfully divert additional sums from DATACAT, at a rate of $15,972 per month, to AG during the time period July 1995 through the present, totaling over $250,000. Hence, as of the filing of this Cross-Complaint, on information and belief, Cross-Defendants, and each of them, have caused the misappropriation, misapplication, and unlawful diversion of over $410,000 from DATACAT to AG (the"Misappropriated Funds").

28. As a direct and proximate result of Cross-Defendants' conduct, DATACAT has suffered financial hardship and has been unable to pay DIVERSIFIED for printing services rendered.

29. Despite the demands of Cross-Complainants, and each of them, as well as MR. GANNAM and others, Cross-Defendants, and each of them, have failed and refused, and continue to fail and refuse, to refrain from taking $15,972 per month from DATACAT and paying it to AG.

30. Cross-Complainants allege on information and belief, that Cross-Defendants, and each of them, have dominated and controlled the operations of DATACAT, and have appropriated, used, and transferred, DATACAT's assets and resources to AG unlawfully and without Board approval.

31. Any formal demand made by GK to DATACAT's Board is excused since such a demand would have been a futile and useless act for the following reasons:
       (1 ) AG has the right to appoint, and has appointed, a majority of the Board, which consists of MR. COPE, his son Paul Cope, and another director affiliated with AG (the "AG-Affiliated Directors");
       (2) The Chairman of the Board, MR. COPE, is accused of committing and/or conspiring to commit the wrongs complained of in the Cross-Complaint;
       (3) The wrongful acts of Cross-Defendants constitute violations of law and fiduciary duties which conduct is incapable of ratification;
       (4) The AG Affiliated Directors cannot be relied upon to reach an independent decision as to whether to commence the demanded actions against Cross-Defendants because these directors are controlled by MR. COPE, and have consistently acceded to and will continue to accede to his directives and demands and such control by MR. COPE has impaired the ability of the AG-Affiliated Directors to exercise their own business judgment and rendered them incapable of reaching an independent judgment as to whether to accept the demands of Cross-Complainants;
	and
     (5) On information and belief, the AG-Affiliated Directors have long been aware of the wrongdoing of Cross-Defendants, as alleged herein, but have chosen not to protect DATACAT or seek to recover the misappropriated funds, and have refused to take action with respect to these claims because any such action would require them to sue themselves (Paul Cope would have to sue his father) and affiliated enterprises.

32. A true and correct copy of this Cross-Complaint was hand-delivered to DATACAT, prior to its filing with the Court.


I.      FIRST CAUSE OF ACTION

(By GK Individually And Derivatively On Behalf Of DATACAT Against
All Cross-Defendants For Breach of Fiduciary Duty)

33. Cross-Complainants reallege and incorporate herein by this reference as though set forth in full each and every allegation contained in paragraphs 1 through 32, inclusive, of this Cross-
Complaint.

34. GK is informed and believes, and thereon alleges, that by virtue of MR. COPE's position as Chairman of the Board and AG's status as a controlling shareholder of DATACAT, they owed fiduciary duties to DATACAT and to GK to exercise due care and honesty in the management, administration and operation of DATACAT's affairs and in their dealings with GK. Furthermore, by virtue of his position as Chairman of the Board, MR. COPE owed a fiduciary duty to DATACAT and to GK, not to favor his own interests, or the interests of AG, at the expense of DATACAT or GK. AG further owed a fiduciary duty as trustee of DATACAT's financial matters and custodian of its financial books and records as alleged herein.

35. Nevertheless, commencing in late 1994, and early 1995, Cross-Defendants, and each of them, secretly and unlawfully caused the misappropriated the funds of DATACAT, as alleged herein. The actions of Cross-Defendants, and each of them, in taking the misappropriated funds, constituted ultra vires actions, which were without notice to, or approval of, the Board or GK, and resulted in unauthorized and secret transactions in favor of Cross-Defendants, and each of them. Cross-Defendants, and each of them, later engaged in conduct to attempt to cover-up and legitimize the taking of the misappropriated funds, including, without limitation, causing unapproved and unauthorized entries in the financial books and records of DATACAT, and knowingly and falsely taking the position that the Database Recovery Proposal was adopted and approved by the Board at the Board Meeting of July 28, 1994.

36. GK further is informed and believes, and thereon alleges, that the unlawful and unauthorized taking of the misappropriated funds by Cross-Defendants, and each of them, constitutes self dealing, and represents a clear conflict of interest on the part of Cross-Defendants, and each of them, in breach of their fiduciary duties to DATACAT and GK. On information and belief, Cross-Defendants, and each of them, continue to engage in such self-dealing conduct, despite a demand that they cease such conduct and return the misappropriated funds to DATACAT.

37. Cross-Defendants therefore have breached their fiduciary duties as directors, de facto officers, controlling shareholders, and/or trustees of DATACAT's financial affairs in numerous respects, and have failed to exercise that requisite degree of care, skill, honesty and obedience to law and good faith which persons similarly situated would have exercised, as required by applicable law.

38. As the result of the Cross-Defendants' breaches of their fiduciary duties, DATACAT and GK have been damaged in a sum according to proof at trial. Furthermore, GK is entitled to injunctive relief to prevent Cross-Defendants, and each of them, from further misappropriating and dissipating the assets of DATACAT, without proper authorization of the Board.

39. GK is informed and believes, and thereon alleges, that Cross-Defendants, and each of them, in doing the acts herein alleged, acted with malice, oppression, fraud, and in conscious disregard of the rights of DATACAT and GK, such that DATACAT and GK are entitled to an award of punitive and exemplary damages against Cross-Defendants, each of them, in a sum according to proof at trial.

II.     SECOND CAUSE OF ACTION

(By GK Individually And Derivatively On Behalf of DATACAT Against
All Cross-Defendants For Waste of Corporate Assets)

40. GK realleges and incorporates herein by this reference as though set forth in full each and every allegation contained in paragraphs 1 through 39, inclusive of this Cross-Complaint.

41. GK is informed and believes, and thereon alleges, that Cross-Defendants, and each of them, misappropriated and converted for AG's use and benefit the misappropriated funds, as alleged herein, and therefore have caused the dissipation and waste of DATACAT's corporate assets. By reason of their wrongful conduct, as alleged herein, Cross-Defendants, and each of them, have wasted DATACAT's valuable assets and otherwise caused DATACAT to be unable to meet its financial obligations to DIVERSIFIED and other creditors and, as a result of such conduct, DATACAT and GK have been substantially damaged.

42. As a proximate result of the conduct of Cross-Defendants, and each of them, DATACAT and GK have sustained damage in an amount according to proof at trial. Furthermore, GK is entitled to injunctive relief to prevent the further misappropriation funds by Cross-Defendants, to prevent the further transferring, dissipating, wasting, and misuse of any of DATACAT's assets and property without proper authorization of the Board, and ordering AG to restore all misappropriated funds to DATACAT.

43. GK is informed and believes, and thereon alleges, that Cross-Defendants, and each of them, acted with malice, oppression, fraud, and in conscious disregard of the rights of DATACAT and GK, such that DATACAT and GK are entitled to an award of punitive and exemplary damages in an amount according to proof at trial.

		.
III.     THIRD CAUSE OF ACTION
(By GK Individually And Derivatively On Behalf of DATACAT, And By
DIVERSIFIED Against AG For Breach Of The Shareholder Agreement)

44. Cross-Complainants, and each of them, reallege and incorporate herein by this reference as though set forth in full each and every allegation contained in paragraphs 1 through 43 inclusive, of this Cross-Complaint.

45. Pursuant to the Shareholder Agreement, and the subsequent agreement of the parties, AG was entrusted to handle the day-to-day financial affairs of DATACAT and was entrusted with custody of financial books and records. AG breached the Shareholder
Agreement by unlawfully misappropriating, diverting, and taking funds from DATACAT, and converting them to its own use and benefit. AG further breached the Shareholder Agreement by failing and refusing to return such misappropriated funds, and by failing and refusing to cease from further misappropriating the funds of DATACAT.

46. At all relevant times, DIVERSIFIED was an express third-party beneficiary of the Shareholder Agreement. AG further breached paragraph 9 of the Shareholder Agreement by taking steps to prevent DATACAT from paying DIVERSIFIED for printing services rendered in connection with DATACAT's projects, including, without limitation, taking above-referenced misappropriated funds. Pursuant to paragraph 9 of the Shareholder Agreement, DATACAT was required to purchase all printing services from DIVERSIFIED. In or about August, 1996, AG further breached the Shareholder Agreement by preventing DATACAT from sending its printing jobs and projects to DIVERSIFIED and caused DATACAT to cease using DIVERSIFIED for its printing on DATACAT projects.

47. Cross-Complainants, and each of them, have fully performed all acts, services, and conditions required by the Shareholder Agreement and have made a demand upon AG to return the misappropriated funds, to cease from further misappropriating the funds of DATACAT, to pay DIVERSIFIED monies owed for printing services and to cause DATACAT to continue to print with DIVERSIFIED, but Cross-Defendants, and each of them, have failed and refused to accede to such demands.

48. As a proximate result of the acts of the Cross-Defendants, and each of them, in breaching the Shareholder Agreement, Cross-
Complainants, and each of them, have been damaged in an amount according to proof at trial.

IV.     FOURTH CAUSE OF ACTION
(By GK Individually And Derivatively On Behalf of DATACAT Against
All Cross-Defendants For Conversion)

49. Cross-Complainant GK realleges incorporates herein by this reference as though set forth in full each and every allegation contained in paragraphs 1 through 48, inclusive, of this Cross-
Complaint.

50. GK is informed and believes, and thereon alleges, that Cross-Defendants, and each of them, misappropriated, misapplied, and diverted to AG large sums of money belonging to DATACAT, as alleged herein, and have converted such sums for AG's use and benefit. On information and belief, Cross-Defendants, and each of them, acted secretly and fraudulently in taking the misappropriated funds, and have utilized such funds in favor of AG for purposes not disclosed, authorized, sanctioned or approved by the Board, and in violation of the Shareholder Agreement, and other applicable law.

51. Notwithstanding GK's demands for repayment of the misappropriated funds, Cross-Defendants, and each of them, have failed and refused, and continue to fail and refuse, to repay the converted funds to DATACAT. As a result of said conversion of funds, by Cross-Defendants, and each of them, DATACAT and GK have been damaged in a sum according to proof at trial. Furthermore, GK is entitled to injunctive relief to prevent the Cross-Defendants, and each of them, from further appropriating and diverting the funds of DATACAT without proper authorization.

52. GK is informed and believes, and thereon alleges, that Cross-Defendants, and each of them, acted with malice, oppression, and fraud and in conscious disregard of the rights of DATACAT and GK and others, such that DATACAT and GK are entitled to an award of punitive and exemplary damages in an amount subject to proof at trial.

V.     FIFTH CAUSE OF ACTION
(By GK Individually And Derivatively On Behalf Of DATACAT Against
All Cross-Defendants For Fraud)

53. GK realleges and incorporates herein by this reference as though set forth in full each and every allegation contained in paragraphs 1 through 52, inclusive, of this Cross-Complaint.

54. By virtue of their respective positions as Chairman of the Board and/or controlling shareholders of DATACAT, and the trust and confidence placed in AG with respect to DATACAT's financial matters, Cross-Defendants, and each of them, had a duty to disclose to GK and DATACAT their diversion and taking of the misappropriated funds. By virtue of the contractual relationship between GK and AG, the covenant of good faith and fair dealing implied therein, and other applicable law, AG further owed a duty to GK to disclose fully the taking of the misappropriated funds

55. GK is informed and believes, and thereon alleges that, from late 1994 through mid 1995, Cross-Defendants took the misappropriated funds and failed to disclose, suppressed, and concealed to material facts concerning the misappropriated funds in their continued dealings with GK and DATACAT with intent to defraud DATACAT and GK. Cross-Defendants, and each of them, further created a duty to disclose fully to Cross-Defendants, and each of them, the existence, nature, and scope of their taking of the misappropriated funds, in early 1995, when MR. COPE undertook to speak to Mr. Kubat on various financial matters with respect to AG and DATACAT, including, without limitation, Database Recovery, but failed to disclose and concealed the taking of such funds.

56. Cross-Complainants are informed and believe, and thereon allege, that Cross-Defendants, and each of them, breached their respective duties to disclose to GK and DATACAT the material facts concerning the misappropriated funds. GK is informed and believes, and thereon alleges, that Cross-Defendants, and each of them, took the misappropriated funds and made the omissions concerning said funds, with the intent to defraud GK and DATACAT, to fraudulently and unjustly enrich AG, and to deprive DIVERSIFIED and GK of monies lawfully owing to them under the Shareholders
Agreement.

57. During the time of Cross-Defendants' fraudulent conduct, GK was unaware of the true facts, and would have taken steps to recover the misappropriated funds, to prevent further misappropriation of funds, and to obtain monies lawfully owing to GK and DIVERSIFIED under the Shareholder Agreement.

58. As a proximate result of the fraudulent conduct of Cross-Defendants, and each of them, as alleged herein, DIVERSIFIED has been deprived of monies owing it under the Shareholder Agreement, DATACAT has been deprived of funds necessary for its operations, and GK and DATACAT otherwise have been damaged in an amount according to proof at trial.

59. GK is informed and believes, and thereon alleges, that in doing the acts alleged above, Cross-Defendants, and each of them, acted fraudulently, in bad faith, and with a deliberate intent to vex, injure and annoy GK and acted in conscious disregard of GK's and DATACAT's rights. The actions of Cross-Defendants, and each of them, therefore constitute despicable conduct and justify the imposition of punitive and exemplary damages.

VI.     SIXTH CAUSE OF ACTION
(By GK Individually And Derivatively On Behalf Of DATACAT Against
All Cross-Defendants For Constructive Fraud)

60. GK realleges and incorporates herein by this reference as though set forth in full each and every allegation contained in paragraphs 1 through 59, inclusive, of this Cross-Complaint.

61. In the alternative, and in addition to the forgoing, the actions of Cross-Defendants in taking the misappropriated funds, concealing and failing to disclose same to GK and DATACAT, and later attempting to cover-up such conduct, constitutes constructive fraud in view of their respective fiduciary duties to GK and DATACAT, and the trust and confidence GK and DATACAT placed in AG with respect to DATACAT's financial affairs.

62. GK is informed and believes, and thereon alleges, that Cross-Defendants, and each of them, took the misappropriated funds and made the omissions concerning the misappropriated funds, with the intent to defraud GK and DATACAT, to fraudulently and unjustly enrich AG, and to deprive DIVERSIFIED and GK of monies lawfully owing them under the Shareholders Agreement.

63. During the time of Cross-Defendants' fraudulent conduct, GK was unaware of the true facts, and would have taken steps to recover the misappropriated funds, to prevent further misappropriation of funds, and to obtain monies lawfully owing to GK and DIVERSIFIED under the Shareholder Agreement.

64. As a proximate result of the fraudulent conduct of Cross-Defendants, and each of them, as alleged herein, DIVERSIFIED has been deprived of monies owing it under the Shareholder Agreement, DATACAT has been deprived of funds necessary for its operations, and GK and DATACAT otherwise have been damaged in an amount according to proof at trial.

65. GK is informed and believes, and thereon alleges, that in doing the acts alleged above, Cross-Defendants, and each of them, acted fraudulently, in bad faith, and with a deliberate intent to vex, injure and annoy GK and acted in conscious disregard of GK's and DATACAT's rights. The actions of Cross-Defendants, and each of them, therefore constitute despicable conduct and justify the imposition of punitive and exemplary damages.

VII.     SEVENTH CAUSE OF ACTION
(By GK Individually And Derivatively On Behalf Of DATACAT Against
All Cross-Defendants For Unjust Enrichment/Constructive Trust)

66. GK realleges and incorporates herein by this reference as though set forth in full each and every allegation contained in paragraphs 1 through 65, inclusive, of this Cross-Complaint.

67. As alleged herein, GK and DATACAT entrusted AG to manage certain financial affairs on behalf of DATACAT and was entrusted to manage and use such funds for the benefit of DATACAT for lawful and approved purposes, consistent with the Shareholder Agreement, and for purposes approved by the Board. Cross-Defendants, and each of them, have been unjustly enriched at the expense of DATACAT and GK by the diversion of the misappropriated funds to AG, as alleged herein, despite AG's undertaking to receive and control such funds on behalf of DATACAT, in trust.

68. As a proximate result of unjust enrichment of Cross-Defendants, and each of them, GK and DATACAT are entitled to receive restitution of any of the benefits received by Cross-Defendants in connection with their, direct and indirect, receipt of the misappropriated funds, including, but not limited to, the amount of the misappropriated funds and any other amount to be proven at trial, plus accrued interest thereon.

69. By virtue of Cross-Defendants' unjust enrichment, GK and DATACAT are entitled to have a constructive trust imposed upon the misappropriated funds, and any other such funds, received for the direct and indirect benefit of Cross-Defendants, and each of them, and/or their agents, assignees, or transferees, in connection with the moneys entrusted to and misappropriated by Cross-Defendants.

VIII.  EIGHTH CAUSE OF ACTION

(By GK Individually And Derivatively On Behalf Of DATACAT Against
AG For Money Had And Received)

70. Cross-Complainants reallege and incorporate herein by this reference as though set forth in full each and every allegation contained in paragraphs 1 through 39, inclusive, of this Cross-
Complaint.

71. Cross-Complainants are informed and believe, and thereon allege, that within the last four years, AG became indebted to DATACAT in the principle sum of approximately $410,000, for money had, received and taken by AG for its use and benefit, without the approval or consent of the Board, as alleged herein.

72. Despite demand for the full amount due and owing, no part of said sum has been paid, and there is now due, owing, and unpaid to DATACAT the principle sum of approximately $410,000, plus interest thereon at the legal rate.

IX.     NINTH CAUSE OF ACTION

(By GK Individually And Derivatively On Behalf Of DATACAT Against
All Cross-Defendants For An Accounting)

73. GK realleges and incorporates herein by this reference each and every allegation contained in paragraphs 1 through 72, inclusive, of this Cross-Complaint herein as though set forth in full.

74. Cross-Complainant has performed and fulfilled all of the covenants and obligations required to be performed by it under the Shareholder Agreement, except as to those which have been excused.

75. Cross-Complainant is informed and believes, and thereon alleges, that as a result of Cross-Defendants' misdeeds as alleged hereinabove, Cross-Defendants have wrongfully and unlawfully taken moneys belonging to DATACAT and misappropriated them for AG's use and benefit, without the knowledge or approval of the Board.

76. Despite due demand therefor, Cross-Defendants, and each of them, have failed and refused to account for said sums. Cross-
Complainants therefore are entitled to an accounting of all sums taken or received by AG from DATACAT.

X.     TENTH CAUSE OF ACTION

(By Cross-Complainants Against All Cross-Defendants For Fraudulent
Transfers)

77. Cross-Complainants reallege and incorporate herein by this reference, as though set forth in full, each and every allegation contained in paragraphs 1 through 76, inclusive, of this Cross-
Complaint.

78. Within the last four years, DATACAT became indebted to DIVERSIFIED for printing and publishing services rendered, and associated freight charges and other costs, in the sum of approximately $360,132.76, plus interest at the legal rate.

79. Cross-Complaints are informed and believe, and thereon allege, that from approximately early 1994 through the present, AG has unlawfully transferred approximately $410,000 of moneys belonging to DATACAT, entrusted to the control of AG for DATACAT's benefit, to AG's own accounts. DIVERSIFIED further is informed and believes, and thereon alleges, that AG's transfer of such funds was made with the actual intent to hinder, delay, and defraud DIVERSIFIED in collection of its receivables for printing and publishing services rendered, and related costs.

80. As a proximate result of the fraudulent transfers made by Cross-Defendants, and each of them, DATACAT has been financially unable to pay DIVERSIFIED and other creditors for moneys owing to them. As a further proximate result of the fraudulent transfers made by Cross-Defendants, and each of them, Cross-Complainants have been damaged in a sum according to proof at trial.

81. Cross-Complainants are informed and believe, and thereon allege, that the above referenced transfers were made, with the intent to defraud Cross-Complaints, and with intent to injure Cross-Complainants and to deprive them of the benefits of the Shareholder Agreement.

82. Cross-Complainants are informed and believe, and thereon allege, that in doing the acts alleged above, Cross-Defendants, and each of them, acted fraudulently, in bad faith, and with a deliberate intent to vex, injure and annoy Cross-Complainants and acted in conscious disregard of their rights. The actions of Cross-Defendants, and each of them, therefore constitute despicable conduct and justify the imposition of punitive and exemplary damages.

WHEREFORE, Cross-Complainant GK, individually and derivatively on behalf of DATACAT, and Cross-Complainant DIVERSIFIED, prays for judgment against Cross-Defendants, and each of them, as follows:
1. For compensatory damages according to proof at trial;
2. For punitive and exemplary damages on the First, Second, Fourth, Fifth, Sixth, and Tenth Causes of Action;
3. For an accounting of all sums paid to AG from DATACAT;
4. For interest on all sums at the legal rate;
5. For costs of suit incurred herein;
6. For reasonable attorneys' fees pursuant to the Shareholder Agreement, Cal. Civ. Code 1717 and other applicable law; and
7. For such other and further relief as the Court may deem just and proper.

DATED: November 7, 1996	GRAHAM & JAMES LLP
	By:  ss/ Kenneth B. Julian
	KENNETH B. JULIAN
              Attorneys for Plaintiff/Cross-Defendant/Cross
	Complainant DIVERSIFIED PRINTING AND
	PUBLISHING SERVICES, INC., Cross
              Defendant/Cross-Complainant
	GANNAM/KUBAT PUBLISHING, INC., Cross
              Defendant NASIB GANNAM

 ...........End Pleading dated 11/7/96.......................

 ...............Begin Pleading dated 11/8/96.................

GRAHAM & JAMES LLP
Kenneth B. Julian (State Bar # 149840)
Karl A. Sandoval (State Bar # 170190)
4675 MacArthur Court, Suite 800
Newport Beach, California 92660
714) 224-2000

Attorneys for Plaintiff/Cross-Defendant/Cross-Complainant
DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC.,
Cross-Defendant/Cross-Complainant GANNAM/KUBAT PUBLISHING, INC.,
Cross-Defendant NASIB GANNAM

SUPERIOR COURT OF THE STATE OF CALIFORNIA
   FOR THE COUNTY OF ORANGE

DIVERSIFIED PRINTING AND                   Case No.: 766695
PUBLISHING SERVICES, INC., a
California corporation,                    Assigned For All Purposes To:
                                           Honorable G. Robert Jameson
                                           Department 11

vs.                                        ANSWER BY DIVERSIFIED PRINTING
                                           AND PUBLISHING SERVICES, INC.,
DATACAT, INC., a California corporation;   GANNAM/KUBAT PUBLISHING, INC.,
and DOES 1 through 25, inclusive,          AND NASIB GANNAM TO CROSS-
                                           COMPLAINT BY DATACAT, INC.
Defendants.

DATACAT, INC. a California corporation,

Cross-Claimant,

vs.

DIVERSIFIED PRINTING AND PUBLISHING
SERVICES, INC., a California corporation;
GANNAM/KUBAT PUBLISHING, INC., a California corporation; NASIB GANNAM, an individual, and DOES I through 5,

Cross-Defendants.


DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., a
California corporation; GANNAM/KUBAT PUBLISHING,
INC., a California corporation,

Cross-Complainants,

vs.

ROBERT S. COPE, an individual; AUTO-GRAPHICS,
INC., a California corporation,

Cross-Defendants,

- and -

DATACAT, INC., a California corporation,
Nominal Cross-Defendant and Cross-Defendant.


DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., GANNAM/KUBAT PUBLISHING, INC., and NASIB GANNAM (collectively the "Cross-Defendants") hereby answer the Cross-Complaint (the "Cross-Complaint") by Cross-Complainant DATACAT, INC. ("Cross-Complainant"), as follows:

GENERAL DENIAL

Pursuant to California Code of Civil Procedure   431.30(d), Cross-
Defendants deny, generally and specifically, each and every allegation of the Cross-Complaint, each cause of action therein, and each and every part thereof, and deny that Cross-Complainant has been damaged in any manner or sum or is entitled to any relief whatsoever thereon.

AFFIRMATIVE DEFENSES

FIRST AFFIRMATIVE DEFENSE
(Failure To State A Claim)
  1. Cross-Complainant's causes of action, and each of them, fail to state facts sufficient to constitute a cause of action against the answering Cross-Defendants.


SECOND AFFIRMATIVE DEFENSE
(Limitation of Actions)
  2. Cross-Complainant's causes of action, and each of them, are barred by the applicable statutes of limitation, including, without limitation, C.C.P. 337,338, 339, 340, and 343.

THIRD AFFIRMATIVE DEFENSE
(Estoppel)
  3. Cross-Complainant's causes of action, and each of them, are barred by the doctrine of estoppel.

FOURTH AFFIRMATIVE DEFENSE
(Waiver)
  4. Cross-Complainant's causes of action, and each of them, are barred by the doctrine of waiver.

FIFTH AFFIRMATIVE DEFENSE
(Laches)
  5. Cross-Complainant's delay in commencing this suit was unreasonable and inexcusable and has caused substantial prejudice to Cross-Defendants. Cross-Complainant's purported causes of action, and each of them, therefore are barred in whole or in part by the doctrine of laches.

SIXTH AFFIRMATIVE DEFENSE
(Unclean Hands)
  6. Cross-Complainant's causes of action, and each of them, are barred by the doctrine of unclean hands.

SEVENTH AFFIRMATIVE DEFENSE
(Privilege)
  7. Cross-Complainant's causes of action, and each of them, are barred by the doctrine of privilege.

EIGHTH AFFIRMATIVE DEFENSE
(Full Performance)
  8. Cross-Complainant's causes of action, and each of them, are barred because Cross-Defendants performed all of their contractual, statutory, and other duties, if any, owed to Cross-Complainant.

NINTH AFFIRMATIVE DEFENSE
(Good Faith)
  9. Cross-Complainant's causes of action, and each of them, are barred because Cross-Defendants acted in good faith and conformity with all laws, and all express and/or implied agreements, if any, which might have existed concerning the matters allegedly set forth in the Cross-Complaint.

TENTH AFFIRMATIVE DEFENSE
(Lack of Consideration)
  10. Cross-Complainant's causes of action, and each of them, are barred by a lack of, and/or failure of, consideration.

ELEVENTH AFFIRMATIVE DEFENSE
(Failure To Mitigate Damages)
  11. Cross-Complainant's causes of action, and each of them, are barred in whole or in part by Cross-Complainant's failure to mitigate damages, if any.

TWELFTH AFFIRMATIVE DEFENSE
(Cross-Complainant's Lack Of Performance)
  12. Cross-Complainant's causes of action, and each of them, are barred because Cross-Complainant did not perform the duties reasonably required of it as to the matters alleged in the Cross-Complaint.

THIRTEENTH AFFIRMATIVE DEFENSE
(Consent)
  13. Cross-Complainant's causes of action, and each of them, are barred because Cross-Complainant consented to each of the acts complained of in the Cross-Complaint.

FOURTEENTH AFFIRMATIVE DEFENSE
(Ultra Vires)
  14. The Cross-Complaint, and each and every part thereof, is barred because Cross-Complainant brought the Cross-Complaint without the approval of the Board of Directors and, as such, it constitutes an ultra vires act.

FIFTEENTH AFFIRMATIVE DEFENSE
(Lack of Injury)
  15. Cross-Complainant's causes of action, and each of them, are barred because Cross-Complainant has not suffered any damages or other injury as a result of any actions taken by Cross-Defendants, or any of them.

SIXTEENTH AFFIRMATIVE DEFENSE
(Statutory Violations)
  16. The Cross-Complainant, and each and every cause of action therein, is barred by Cross-Complainant's statutory violations.

SEVENTEENTH AFFIRMATIVE DEFENSE
(Statute of Frauds)
  17. Cross-Complainant's causes of action, and each of them, are barred by the
Statute of Frauds.

EIGHTEENTH AFFIRMATIVE DEFENSE
(Mistake)
  18. Cross-Complainant's causes of action, and each of them, are barred by mutual and/or unilateral mistake.

NINETEENTH AFFIRMATIVE DEFENSE
(Comparative Fault)
  19. Any and all damages claimed to have been sustained by Cross-Complainant in the Cross-Complaint were caused, either wholly or in part, by the intentional, negligent and careless conduct of Cross-Complainant.
If any damages are awarded to Cross-Complainant against Cross-Defendants, those damages should be diminished in proportion to the amount of comparative fault attributable to Cross-Complainant.

TWENTIETH AFFIRMATIVE DEFENSE
(Damages as a Result of Cross-Complainant's Own Conduct)
  20. Any and all damages alleged to have been sustained by Cross-Complainant were caused, either wholly or in part, by the intentional, negligent and careless conduct of Cross-Complainant. Cross-Defendants therefore are not liable to Cross-Complainant for damages in any amount.

TWENTY-FIRST AFFIRMATIVE DEFENSE
(Breach of Good Faith Covenant)
  21. Any recovery by Cross-Complainant is barred by Cross-Complainant's prior breach of the implied covenant of good faith and fair dealing.

TWENTY-SECOND AFFIRMATIVE DEFENSE
(Breach of Fiduciary Duty)
  22. Any recovery by Cross-Complainant is barred by Cross-Complainant's prior breach of fiduciary duties.

WHEREUPON, Cross-Defendants pray for judgment as follows:
  1. That the Cross-Complaint in its entirety be dismissed herein;
  2. That Cross-Complainant take nothing by reason of its Complaint herein;
  3. That Cross-Defendants be awarded their costs of suit herein, including their reasonable expert witness fees and attorneys' fees; and
  4. Such other and further relief as the Court may deem just and proper.

DATED: November 8,1996         GRAHAM & JAMES LLP

                               By:  ss/K. Julian
                                    KENNETH B. JULIAN
                                    Attorneys for Cross-Complainant/Cross-
                                    Defendant/Cross-Complainant DIVERSIFIED
                                    PRINTING AND PUBLISHING SERVICES, INC.,
                                    Cross-Defendant/Cross-Complainant
                                    GANNAM/KUBAT PUBLISHING, INC.,
                                    Cross-Defendant NASIB GANNAM


 ......................End Pleading dated 11/7/96...........................

 .......................Begin Pleading dated 12/26/96.......................


Robert H. Bretz, Esq.,  SB #55087
520 Washington Boulevard, #428
Marina del Rey, California 90292
310/578-1957

Attorney for Defendant Auto-Graphics
and Robert S. Cope


	SUPERIOR COURT FOR THE STATE OF CALIFORNIA

	FOR THE COUNTY OF ORANGE



DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., a California corporation,

		Plaintiff,

	v.

DATACAT, INC., a California corporation and DOES 1 through 25, inclusive,

		Defendants.


DATACAT, INC., a California corporation,

		Cross-Claimant,

	v.

DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., a California corporation;
GANNAM/KUBAT PUBLISHING, INC., a California corporation;
NASIB GANNAM, an individual; and DOES 1 through 5,

		Cross-Defendants.

DIVERSIFIED PRINTING AND PUBLISHING SERVICES, INC., a California corporation;
GANNAM/KUBAT PUBLISHING, INC., a California corporation,

		Cross-Complainants,

	v.

ROBERT S. COPE, an individual; AUTO-GRAPHICS, INC., a California corporation,

		Cross-Defendants,

	- and -

DATACAT, INC., a California corporation,

                Nominal Cross-Defendant and
		Cross-Defendant

Case No. 766 695

Assigned For All Purposes To:  Honorable C. Robert Jameson,
Department


ANSWER BY AUTO-GRAPHICS, INC. AND ROBERT S. COPE TO CROSS-
COMPLAINT OF GANNAM/KUBAT PUBLISHING, INC., DIVERSIFIED PRINTING
AND PUBLISHING SERVICES, INC.

(Non-Derivative Action Answer)

    COMES NOW Auto-Graphics, a California corporation ("Auto-Graphics"), and Robert S. Cope, an individual, through their attorney of record (herein collectively the "Cross-Defendants"), and for themselves and for no other party, hereby answer the cross-complaint (the "Cross-Complaint") against them by Gannam/Kubat Publishing, Inc. ("G/K") and Diversified Printing And Publishing Services, Inc. ("Diversified"), in their individual capacities (not for and on behalf of Datacat, Inc.), G/K and Diversified (individually and collectively referred to herein as "Cross-Claimants"), and the Cross-Defendants allege affirmative defenses thereto, as follows:

  Pursuant to and in accordance with California Code of Civil Procedure
Section 431.30(d), the Cross-Defendants generally deny each and every allegation of the Cross-Complaint.

	AFFIRMATIVE DEFENSES

   As their affirmative defenses to each and every one of the claims and causes of action set forth in the Cross-Complaint, the Cross-Defendants and each of them (herein also referred to as the "Cross-Defendants") hereby allege as their affirmative defenses to such claims and causes of action by the Cross-Claimants as set forth in the Cross-Complaint the following:

	FIRST AFFIRMATIVE DEFENSE
	(No Claim Upon Which Relief Can Be Granted)

        As their First Affirmative Defense, the Cross-Defendants hereby incorporate by this reference their Answer as set forth above, and further allege that the Cross-Claimants' Cross-Complaint fails to state facts upon which the Cross-Claimants are entitled to any relief against the Cross-Defendants.

	SECOND AFFIRMATIVE DEFENSE
	(Legal Obligation Of Datacat)

        As their Second Affirmative Defense, the Cross-Defendants allege that payments by Datacat to Auto-Graphics for pre-1994 database recovery services and otherwise (herein "Services") represented legal obligations by Datacat to Auto-Graphics for Services rendered by Auto-Graphics to Datacat and fair value received by Datacat in the form of and otherwise constituting and comprising such Services.

	THIRD AFFIRMATIVE DEFENSE
	(No Fiduciary Or Other Duty To Diversified)

        As their Third Affirmative Defense, the Cross-Defendants allege that they do not owe Diversified any fiduciary or other similar duty as alleged in the Cross-Complaint or otherwise.

	FOURTH AFFIRMATIVE DEFENSE
	(Arm's Length Relationship/Services)

        As their Fourth Affirmative Defense, the Cross-Defendants allege accounting, financial or other services and/or functions rendered or otherwise performed by Auto-Graphics and/or its corporate personnel for Datacat were performed based on a good faith, arm's length contractual or similar basis for a reasonable fee and/or reimbursement of expenses as approved and authorized by Datacat and by G/K.

	FIFTH AFFIRMATIVE DEFENSE
	(Arm's Length Transaction/Approval)

        As their Fifth Affirmative Defense, the Cross-Defendants allege the Database Recovery Proposal (or Memorandum) referenced in paragraph 17 of the Cross-Complaint was the result of good faith, arm's length negotiations between representatives of Auto-Graphics and G/K and had been pre-approved by Frank Kubat as President of Datacat and in his capacity as G/K's representative for presentation and recommendation to and approval and adoption by the Datacat Board of Directors at the July 28, 1994 Meeting as acknowledged by Frank
Kubat during the course of such Meeting.

	SIXTH AFFIRMATIVE DEFENSE
	(Approved Obligation/Payments)

        As their Sixth Affirmative Defense, the Cross-Defendants allege that the Database Recovery Proposal (or Memorandum) referenced in paragraph 17 of Cross-Complaint was adopted, approved and authorized as the resolution of the Datacat Board of Directors for and on behalf of Datacat at the July 28, 1994 Meeting (the "Database Recovery Resolution").

	SEVENTH AFFIRMATIVE DEFENSE
	(Ratification Of Obligation/Payment)

        As their Seventh Affirmative Defense, the Cross-Defendants allege that following July 28, 1994, the Cross-Claimants including G/K approved and ratified, by their subsequent approval, acquiescence and/or lack of objection thereto, the Database Recovery Resolution adopted by the Board of Directors of Datacat at the July 28, 1994 Meeting.


	EIGHTH AFFIRMATIVE DEFENSE
	(No Contractual Duty To Diversified)

        As their Eighth Affirmative Defense, the Cross-Defendants allege that they owe Cross-Claimant Diversified no contractual or other similar duty.

	NINTH AFFIRMATIVE DEFENSE
	(Database Obligation/Payments Inherently Fair)

        As their Ninth Affirmative Defense, the Cross-Defendants allege that the obligation of and payments by Datacat to Auto-Graphics for the Database Recovery Services under the Database Recovery Resolution and otherwise was and is inherently fair and reasonable in respect of the Services rendered by Auto-Graphics to Datacat and the Services and benefit received by Datacat.

	TENTH AFFIRMATIVE DEFENSE
	(Arm's Length/Good Faith)

        As their Tenth Affirmative Defense, the Cross-Defendants allege that the providing of the Services by Auto-Graphics to Datacat, which are the subject of the Cross-Claimants' Cross-Complaint against them, and the obligation of and payment by Datacat to Auto-Graphics for such Services was the result of good faith, arm's length negotiations and agreement by and between Auto-Graphics and Datacat, including G/K in its capacity as a prospective and/or actual stockholder of Datacat and the resulting Agreement attached as Exhibit A to the Cross-Complaint.

	ELEVENTH AFFIRMATIVE DEFENSE
	(No Fiduciary Or Other Similar Duty By Auto-Graphics To G/K)

       As their Eleventh Affirmative Defense, the Cross-Defendants allege that Auto-Graphics does not owe G/K any fiduciary or other similar duty as alleged in the Cross-Complaint or otherwise.

	TWELFTH AFFIRMATIVE DEFENSE
	(Estoppel)

        As their Twelfth Affirmative Defense, the Cross-Defendants allege that the Cross-Claimants are estopped from asserting the claims and causes of action set forth in the Cross-Complaint as against the Cross-Defendants, including without limitation for the reasons alleged in the foregoing Fourth, Fifth, Seventh and Tenth Affirmative Defenses and otherwise.

	THIRTEENTH AFFIRMATIVE DEFENSE
	(Waiver)

        As their Thirteenth Affirmative Defense, the Cross-Defendants allege that the Cross-Claimants have waived and/or otherwise relinquished the claims and causes of action, and/or the right to sue Cross-Defendants in respect of such claims, as set forth in the Cross-Complaint.

	FOURTEENTH AFFIRMATIVE DEFENSE
	(Promissory Estoppel)

        As their Fourteenth Affirmative Defense, the Cross-Defendants allege that Cross-Claimants representations, agreements and promises to the Cross-Defendants, and/or to Datacat for the intended benefit of one or more of the Cross-Defendants and otherwise, in respect of the providing of on-going database related services by Auto-Graphics to Datacat, and the Cross-Defendants' actions and reasonable reliance thereon, constitutes promissory estoppel and precludes the Cross-Claimants from instituting and maintaining the within action against the Cross-Defendants.

	FIFTEENTH AFFIRMATIVE DEFENSE
	(Unclean Hands)

        As their Fifteenth Affirmative Defense, the Cross-Defendants allege that as a result of the Cross-Claimants conduct and activities as alleged herein and otherwise, the Cross-Claimants should be denied the relief they are seeking based on the equitable principle of unclean hands.



	SIXTEENTH AFFIRMATIVE DEFENSE
	(Superseding Agreement)

          As their Sixteenth Affirmative Defense, the Cross-Defendants allege that G/K entered into an agreement with and/or for the benefit of Datacat and/or with and for the benefit of the Cross-Defendants whereby G/K agreed to forego and/or defer payment of the monies G/K seeks to collect from the Cross-Defendants as a result of its Cross-Complaint.

	SEVENTEENTH AFFIRMATIVE DEFENSE
	(Breach Of Implied Covenant Of Good Faith And Fair Dealing)

        As their Seventeenth Affirmative Defense, Cross-Defendants allege that the assertion of the instant claim by the Cross-Claimants against the Cross-Defendant constitutes a breach of the implied covenant of good faith and fair dealing existing by, between and among the Cross-Claimants and Cross-Defendants, by virtue of contracts or other agreements by, between and among such parties pertaining to the subject matter of the Cross-Complaint.

	EIGHTEENTH AFFIRMATIVE DEFENSE
	(Failure To Mitigate Damages)

        As their Eighteenth Affirmative Defense, Cross-Defendants allege that Cross-Claimants knew that Datacat could not pay for the services Diversified rendered and continued to render to Datacat, which are the subject of Cross-Claimants' Cross-Complaint, and that the Cross-Claimants otherwise failed and refused to mitigate their damages vis-a-vis Datacat and the Cross-Defendants.

	NINETEENTH AFFIRMATIVE DEFENSE
	(Failure To Join Indispensable Party)

        As their Nineteenth Affirmative Defense, Cross-Defendants allege that the Cross-Claimants has failed to join one or more indispensable parties.

	TWENTIETH AFFIRMATIVE DEFENSE
	(Offset, Set-Off Or Deduction)

        As their Twentieth Affirmative Defense, the Cross-Defendants allege that Cross-Claimants are indebted and otherwise obligated to Cross-Defendants and that the Cross-Defendants are entitled to an offset, set-off or other deduction from any amounts claimed by the Cross-Claimants in the Cross-Complaint against the Cross-Defendants.

	TWENTY-FIRST AFFIRMATIVE DEFENSE
        (Statute Of Limitations Bar/339)

        As their Twenty-First Affirmative Defense, the Cross-Defendants allege that the Cross-Claimants' claims as set forth in the Cross-Complaint are barred by the statute of limitations as provided for in California Code of Civil Procedure Section 339.

	TWENTY-SECOND AFFIRMATIVE DEFENSE
	(Statute of Frauds)

          As their Twenty-Second Affirmative Defense, Cross-Defendants allege that the Cross-Claimants' claims which are the subject of the Cross-Complaint are barred or otherwise precluded by the statute of frauds.

	TWENTY-THIRD AFFIRMATIVE DEFENSE
	(Fraud/Mistake)

        As their Twenty-Third Affirmative Defense, Cross-Defendants allege that the Cross-Claimants' claims which are the subject of the Cross-Complaint are barred or otherwise precluded based on the principles of fraud and/or mistake.

	TWENTY-FOURTH AFFIRMATIVE DEFENSE
	(Statute Of Limitations Bar 338)

        As their Twenty-Fourth Affirmative Defense, the Cross-Defendants allege that the Cross-Claimants' claims as set forth in the Cross-Complaint are barred by the statute of limitations as provided for in California Code of Civil Procedure Section 338.

	TWENTY-FIFTH AFFIRMATIVE DEFENSE
	(Good Faith & Fair Dealing)

        As their Twenty-Fifth Affirmative Defense, the Cross-Defendants allege that at all times referenced in the Cross-Complaint, Cross-Defendants acted in good faith to protect and benefit the interests, including assets and property, of Datacat.

	TWENTY-SIXTH AFFIRMATIVE DEFENSE
	(Fault of Diversified)

        As their Twenty-Sixth Affirmative Defense the Cross-Defendants allege that the harm, injury and/or damages claimed by the Cross-Claimants in the Cross-Complaint was/were caused and otherwise resulted from the fault and action, including actions and failure to act, of the Cross-Claimants (including without limitation Diversified as to Cross-Claimants' Third Cause Of Action).

	TWENTY-SEVENTH AFFIRMATIVE DEFENSE
	(Knowledge Of Cross-Claimants)

          As their Twenty-Seventh Affirmative Defense, the Cross-
Defendants allege that the Cross-Claimants knew about and were otherwise aware, and/or were reckless or negligent in not informing themselves, of the facts and circumstances alleged in the Cross-Complaint in respect of which Cross-Claimants allege in the Cross-Complaint that they were not aware and upon which they base their claims against the Cross-Defendants.

	REQUEST FOR RELIEF

        WHEREFORE, the Cross-Defendants pray that the Cross-Claimants take nothing as a result of their Cross-Complaint; and that the Cross-Defendants be awarded their costs including reasonable attorneys' fees/costs (if appropriate under the Agreement which is attached as Exhibit A to the Cross-Complaint, California Code of Civil Procedure Section 1717 and/or otherwise as provided for under California law), and such other and further relief as the Court may deem appropriate in this case.





Dated:  December 26, 1996

                                                   Respectfully submitted,

                                                   ROBERT H. BRETZ, P.C.

                                               By: ss/Robert H. Bretz
                                                   Robert H. Bretz, Esq.
                                                   Attorney for Auto-Graphics
                                                   and Robert S. Cope


 ........................End Pleading dated 12/26/96........................

 ........................Begin Pleading dated 3/5/97........................


Randolph Stiles, Esq. (SBN 62910)			FILED
LAW OFFICES OF RANDOLPH STILES			Orange County
                                                Superior Court
12015 Kling Street, #211                           Mar 05 1997
North Hollywood, California 91607                  Alan Slater,
Executive Officer/Clerk
818/505-8026                                       ss/ D. Lamm
                                                    BY D. LAMM

Attorney for Datacat, Inc.

SUPERIOR COURT FOR THE STATE OF CALIFORNIA
FOR THE COUNTY OF ORANGE

DIVERSIFIED PRINTING AND				Case No. 766 695
PUBLISHING SERVICES, INC., a
California corporation,

Plaintiff,                                    Assigned For All Purposes To:
                                              Honorable C. Robert Jameson,
v.                                            Department 11

DATACAT, INC., a California
corporation and DOES l through
25, inclusive,

Defendants.                                  ORDER GRANTING
                                             DATACAT'S MOTION FOR POSTING
                                             OF SECURITY FOR COSTS INCLUDING
DATACAT, INC., a California                  REASONABLE ATTORNEYS' FEES
corporation,                                 UNDER CAL. CORPS. CODE 800

Cross-Claimant,

DIVERSIFIED PRINTING AND
PUBLISHING SERVICES, INC., a
California corporation;
GANNAM/KUBAT PUBLISHING, INC., ) a California corporation;
Nasib Gannam, an individual; and DOES 1 through 5

Cross- Defendants.

DIVERSIFIED PRINTING AND
PUBLISHING SERVICES, INC., a California corporation;
GANNAM/KUBAT PUBLISHING, INC.,  a California corporation,
Cross-Complainants,

v.

ROBERT S. COPE, an individual;
AUTO-GRAPHICS, INC., a California corporation,
Cross-Defendants,

 - and -

DATACAT, INC., a California corporation,
Nominal Cross-Defendant and Cross-Defendant


        Upon motion by Datacat, Inc. for an order requiring the posting of security for costs including reasonable attorneys' fees under California Corporations Code Section 800, and following hearing thereon whereat the Court considered the written and oral submissions of the parties, and for good cause having been shown, the motion is GRANTED and Gannam/Kubat Publishing, Inc. is hereby ordered to deposit with the Clerk of this Court a cash bond, or suitable undertaking by a surety company licensed to do business in this State or otherwise in conformity with California Code of Civil Procedure Section 995.310 et seq. (the "security", in the amount of $50,000 as security for costs including reasonable attorneys' fees and costs paid or incurred by Datacat in the defense of or otherwise in connection with the derivative action cross-complaint by Gannam/Kubat Publishing against Auto-Graphics, Inc., Robert S. Cope and Datacat, Inc. including any indemnity obligation by Datacat to Robert S. Cope, in his capacity as an officer/director or other corporate representative of Datacat, as a result of having been named as a cross-defendant in such derivative action under California Corporations Code Section 317. If such security has not been timely deposited in full and confirmed to have been so posted by written notice to the Court and to Datacat's counsel by 5:00 P.M. on MAR 10 1997, then the instant derivative action shall be automatically dismissed upon application of Datacat.

Datacat shall give notice of this order to counsel for all parties.

IT IS SO ORDERED.

Dated:	MARCH 05	, 1997

C. ROBERT JAMESON
C. Robert Jameson
JUDGE SUPERIOR COURT

 .........................End Pleading dated 3/5/97..........................

 .......................Begin Pleading dated 3/10/97.........................

ATTORNEY OR PARTY WITHOUT ATTORNEY:

(714) 751-8800
GRAHAM & JAMES LLP
KENNETH B. JULIAN, Bar No. 149840			FILED
KARL A. SANDOVAL, Bar No. 117111			Orange County
Superior Court
650 Town Center Drive , Sixth Floor			March 10, 1997
Costa Mesa, California 92626-1925			Alan Slater,
Executive Officer/Clerk
							BY:  ss// David Thew
ATTORNEY FOR: DIVERSIFIED PRINTING

ORANGE COUNTY SUPERIOR COURT
County of Orange

PLAINTIFF/PETITIONER
DIVERSIFIED PRINTING AND PUBLISHING SERVICES,

DEFENDANT/RESPONDENT:
DATACAT, INC., AND RELATED CROSS-ACTIONS

REQUEST FOR DISMISSAL				CASE NUMBER  766 695

Other (specify)  Derivative Cross-Claims only

A conformed copy will not be returned by the clerk unless a method of return is provided with the document.

TO THE CLERK: Please dismiss this action as follows:

a. Without prejudice
b. (6) Other (specify). Derivative Cross-Claims by Gannam/Kubat Publishing, Inc., only, contained within the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, and Ninth Causes of Action of GK's Cross-Complaint.

Date: March 5, 1997				GRAHAM & JAMES LLP
KENNETH B. JULIAN 				ss//  Kenneth B. Julian
(TYPE OR PRINT NAME OF ATTORNEY
OR PARTY WITHOUT ATTORNEY)                      (SIGNATURE)
Attorney or party without attorney for:         Cross-complainant

3. Dismissal entered as requested on (date):  March 10, 1997

6.   a. Attorney or party without attorney notified on (date):
     b. Attorney or party without attorney not notified. Filing party failed to provide a copy to conform means to return conformed copy

Date:  March 10, 1997 	Clerk, by  	ss// David Thew	, Deputy

REQUEST FOR DISMISSAL

 ......................End Pleading dated 3/10/97............................

                      PLEADING EXHIBITS A through D


 ................Exhibit A - Shareholders Agreement ........................


AGREEMENT

The undersigned parties, Gannam/Kubat Publishing, Inc. (herein "G/K") and Auto-Graphics, Inc. (herein "AG"), intending to be legally bound and obligated thereby, have made and entered into this Agreement dated effective as of June 12,1990.

WHEREAS, G/K is the owner of a data base generally covering certain heating, ventilation, air conditioning, refrigeration, electrical, electronic, appliance and plumbing products customarily distributed by so-called HVACR (heating, ventilation, air conditioning and refrigeration) and plumbing, electric and appliance wholesalers (herein collectively the "Listed Products"), together with certain information, know-how, photographic and other composition materials and representative catalogs used to produce, publish and distribute the Listed Products catalogs (herein the "Catalog");

WHEREAS, A-G possesses certain data base development, maintenance and composition capabilities required in the production of the Catalog:

WHEREAS, G/K and A-G have been exploring and considering the advisability of jointly organizing a business to own and periodically produce, publish and distribute the Catalog;

WHEREAS, G/K and A-G have now determined to proceed with a joint endeavor in respect of such Catalog, and have made and entered into this Agreement to memorialize their understanding and agreements in respect of organizing/owning and conducting such venture;

NOW, THEREFORE, the undersigned parties in consideration of the premises, the mutual agreements and promises contained herein and such other good and valuable consideration the legal sufficiency and adequacy of which are hereby acknowledged, and subject to the terms and conditions contained herein, hereby agree as follows.

1. The Company. The parties will organize a new corporation under the laws of the state of California adopting the corporate name "Datacat, Inc." (herein the "Company"), and will each subscribe to purchase and will purchase one-half of the number of shares of capital stock such corporation is authorized to issue for the purchase price of Twenty-Five Hundred Dollars ($2,500) each or an aggregate cash capitalization of Five Thousand Dollars ($5,000) for the Company.

2. Further Current Capital Contributions. In addition to the parties' initial cash capitalization as provided for hereinabove, the parties will make the following additional capital contributions to the Company:

2.1. G/K. G/K will contribute the manuscript, photographs and other composition materials, representative catalogs and all of its information, know-how and other assets and property of whatsoever kind and nature constituting, necessary and/or advisable to own and periodically produce, publish and distribute the Catalog (herein collectively the "Catalog Information".); and

2.2. A-G. A-G will contribute its expertise, knowledge and production know-how related to the composition of catalogs.

The parties acknowledge that their respective non-cash capital contributions as provided for above in this paragraph are of approximately equal value, and that such contributions will not be valued for purposes of establishing the Company's capital account for financial reporting and other purposes which capital account at inception of the Company will reflect only the cash contribution made by the parties ($5,000) in organizing the Company and subscribing to the issuance and purchase of the Company's capital stock as provided for above. Further, G/K's capital contribution of the Catalog Information as provided for herein will be made free and clear of all claims, liens, security interests, debts, obligations and liabilities of whatsoever nature or kind; and G/K hereby represents and warrants to A-G and to the Company that G/K is the sole and exclusive owner of the Catalog Information as of the date of this Agreement and hereby agrees and promises to indemnify and hold harmless A-G and the Company from any and all claims, liens, security interests, debts, obligations and/or liabilities of whatsoever nature or kind, including reasonable attorneys' fees and costs paid or incurred in respect thereof, that may subsequently be asserted by any person or party against and/or paid or incurred by the Company and/or A-G arising out of, resulting from, or otherwise relating in any way to the Catalog Information constituting and comprising G/K's capital contribution to the Company. The foregoing indemnity and hold harmless provision from G/K is not intended to cover any claim of copyright infringement against the Company by any of the manufacturers or suppliers whose products and related pricing information are contained and set forth in any of the Company's Catalogs. G/K hereby further represents and warrants to the Company and to A-G that it has not received and is not otherwise aware of any copyright infringement or similar claim(s) by any manufacturer, supplier or any third person in respect of or otherwise relating to the Catalog Information being supplied by G/K as a capital contribution as provided for in this Agreement.

2.3. Future Capital Contributions. Except for the capital contributions referenced in paragraphs 1, 2.1 and 2.2, the parties are not in any way obligated to make any future capital contributions to the Company; however, in the event that the Company's Board of Directors shall determine at any time within twelve (12) months from the date of this Agreement that the Company needs additional working capital with which to organize the Company then the parties to this Agreement each hereby agree and promise, promptly upon receipt of written notification of such determination by the Company's Board of Directors, to pay to the Company in cash an additional capital contribution up to Fifty Thousand Dollars ($50,000) each without the receipt of any additional capital stock or other security or form of consideration for such additional cash capital contribution.

3. Organizational Costs. All legal, accounting and other similar costs and expenses incurred in the incorporation and legal organization of the Company, together with the cost and expense of preparation of this Agreement, and for office space, receptionist and secretarial services (at A-G's corporate offices in Pomona, California), will be paid by the Company (herein "Organizational Costs"). However, by special agreement between A-G and G/K as the sole shareholders of the Company, such Organizational Costs, and only such Organizational Costs as defined herein, together with any interest paid or accrued in respect of the A-G loan to the Company and the resulting promissory note from the Company to A-G as provided for in paragraph 5 or this Agreement shall not be deemed by the Company or such parties to be an expense of the Company for purposes of computing the "net income" of the Company in determining amounts payable to G/K as Consulting Agreement compensation, in accordance with paragraph 6 of this Agreement.

4. Management. The initial Board of Directors of the Company shall consist of the following five (5) persons:
(1) Frank J. Kubat, Jr.
(2) Nasib Gannam
(3) Robert S. Cope
(4) Lee White
(5} Paul Cope (or a fifth person to be designated by A-G subject to the approval of G/K which approval will not be unreasonably withheld).

The Board of Directors shall be responsible for the management of the Company in accordance with the applicable laws of the state of California and, where applicable, the provisions of this Agreement. Following the incorporation of the Company, the Board of Directors shall adopt organizational minutes and corporate bylaws covering the management, operation and business of the Company. Thereafter, the Company's Board of Directors will hold and conduct regular meetings to manage and otherwise conduct the business of the Company.

5. Start-Up Costs. A-G will advance and thereby loan the Company sufficient funds, up to a maximum of Fifty Thousand Dollars ($50,000) in cash and/or equivalent value, to facilitate payment by the Company of the Company's "start-up" operations during the first six (6) months of operations. Such start-up activities and financing will include: (1) all Organizational Costs (as provided for in paragraph 3 of this Agreement); (2) one full-time sales/marketing person; t3) promotional materials; and (4) travel, lodging, meals and other miscellaneous sales/marketing expenses relating to the business of the Company. As the Company's cash flow requirements reasonably permit, as determined by the Company's Board of Directors in their sole and exclusive judgment, the Company shall repay the A-G loan. If repaid within the first eighteen (18) months such loan is outstanding, then such loan shall be interest free. If such loan is not repaid in full within such 18 month period, such loan, and all amounts outstanding from the inception of such loan, shall bear interest at the rate of twelve percent (l2%) per annum (not to exceed the maximum rate permitted by law from time to time during the period such loan/note remains outstanding.

6. Sales/Marketing Assistance. The Company will enter into a three (3) year agreement with G/K whereby G/K, through Mr. Frank Kubat, will be responsible for supervising and supporting the Company's sales/marketing activities (herein the "Consulting Agreement"). The Consulting Agreement will provide for annual compensation payable by the Company to Messrs. Kubat and Gannam as the principals of G/K at the end of each of the three full calendar years (ending December 31) covered by the Agreement commencing January 1, l991 and ending December 31, 1993 in a total, aggregate amount equal to a certain percentage of the Company's net income determined in accordance with generally accepted accounting principles consistently applied (except as otherwise agreed to by A-G and G/K as expressly provided for in paragraph 3 of this Agreement only), as follows: 1991 - 50%; 1992 - 30%; 1993 - 20%. As part of the services to be rendered pursuant to the Consulting Agreement, G/K will arrange for Mr. Frank Kubat, and Mr. Kubat hereby promises, to attend a minimum of three major conferences/exhibitions of and by providers of Listed Products goods and services each year; and, further and additionally, it is agreed that Mr. Kubat will devote a minimum of twenty (20) hours of his time per month in sales/marketing activities promoting the Company's Catalog. Such minimum personal services to be rendered by Mr. Kubat to and for the exclusive benefit of the Company are hereby accepted and agreed to by Mr. Kubat in his individual capacity.

7. Certain Conflicts of Interest. In the course of its business, the Company will obtain certain services from A-G and from G/K. The parties, in entering into and executing this Agreement, hereby acknowledge, agree to and approve the intended course of action whereby the Company will purchase and otherwise acquire certain goods and services from the undersigned parties/stockholders of the Company (and/or their affiliates); and hereby knowingly and intentionally waive and relinquish any and all claims of potential or actual conflicts of interest attending such proposed and/or actual related party transactions; provided, however, that such related party transactions are in accordance with the express provisions as contained in this Agreement applicable to any such transactions. All other agreements, transactions and dealings between the Company and any employee, officer, director, shareholder, agent or representative of the Company which are not contemplated by and expressly provided for in this Agreement shall be made, undertaken and performed in accordance with applicable California law.

8. A-G Services. From time to time, the Company will purchase from A-G data base development, processing, composition and related services (hereinafter collectively referred to as "Composition Services") used in periodically producing and publishing the Catalog. Following the contribution of such Composition Services as are required for the first such Catalog actually produced and published by the Company, notwithstanding any contrary provision
(s) contained in this Agreement, A-G shall not be required to contribute any further such Composition Services as a capital contribution or otherwise and, thereafter, A-G shall be entitled to bill for and receive from the Company reasonable and customary compensation for all such future Composition Services. In pricing its Composition Services to the Company, A-G will attempt to charge the Company an amount for such Services which would allow the Company to attain a minimum gross profit of 25% on the production of such Catalog while maintaining a competitive profile in the market for the pricing of and purchase of such Catalog by customers of the Company. In no event, however, is A-G obligated to charge (and accept) compensation for its Composition Services which would be less than the minimum amount that A-G bills its other trade customers for similar work and services. Prior to performing any substantial amount of Composition Services for which A-G will bill the Company, A-G will attempt to obtain the prior written approval of one of G/K's designated board representatives as to the reasonableness of such services/charges. Attached hereto and incorporated herein as Exhibit A, is a schedule that has previously been approved by G/K as setting forth a reasonable basis and method to determine compensation to be paid by the Company to A-G for Composition Services to be performed by A-G from time to time in the periodic production and publishing of the Catalog. Ownership of all computer and data processing programs and other written instructions, manuals and implementation procedures, developed, created and/or used by A-G in the creation of the electronic data base derived from the Catalog Information to be supplied by G/K (but not the derived data base itself, which data base shall be owned exclusively by the Company) and/or the performance of Composition Services by A-G for the Company (herein collectively the "A-G Computer Resources") shall be and remain the sole and exclusive asset and property of A-G, and the Company (and/or G/K) shall have no claim of ownership, use or other interest in or to any such A-G Computer Resources, except as otherwise expressly provided for in the unnumbered paragraph hereinbelow. G/K hereby acknowledges and agrees that such A-G Computer Resources, and the information constituting and comprising such A-G Computer Resources (but not the derived data base itself, which data base shall be owned exclusively by the Company) shall be treated and maintained for all purposes as the confidential, proprietary and trade secret information, materials and property of A-G. The Company being organized by the parties as provided for in this Agreement hereby also acknowledges and agrees that such A-G Computer Resources, and the information constituting and comprising such A-G Computer Resources (but not the derived data base itself, which data base shall be owned exclusively by the Company) shall be treated and maintained for all purposes as the confidential, proprietary and trade secret information, materials and property of A-G, and further agrees and promises to use its best efforts to maintain the confidential, proprietary and trade secret nature of all such A-G Computer Resources and related information; and, following its incorporation, the parties hereby promise to cause the Company to ratify and approve this Agreement.

Should the Company actually cease or otherwise permanently discontinue operations for any reason, then G/K shall have the right to a nonexclusive license to the A-G Computer Resources (as they then exist at such point in time) for a cash amount/payment to A-G equal to A-G's unrecovered costs and expenses, if any, associated with building, preparing and maintaining such A-G Computer Resources (including in respect of the derived data base itself) as reflected on A-G's own books and records at the time that the Company actually ceases or otherwise permanently discontinues operating. Such nonexclusive license to use A-G's Computer Resources shall be for a term of five (5) years and shall be conditioned upon its use being solely for continued production of the Catalog by G/K following actual dissolution of the Company; and such nonexclusive license shall include all A-G computer software object code, but exclude all A-G computer software source code, constituting and comprising A-G's Computer Resources in respect of the Catalog as provided for in this Agreement. Such nonexclusive license arrangement shall contain such other terms and conditions as the parties may hereinafter mutually agree upon in writing.

9. G/K Services. The Company will purchase printing services from Diversified Printing and Publishing Services, Inc., 2632 Saturn Street, Brea, California 92621, which company is 100% owned by Mr. Nasib Gannam ("Diversified"), in respect of the production of the Catalog. Diversified shall be entitled to bill for and receive reasonable and customary compensation for such printing services. In pricing its printing services to the Company, G/K will attempt to charge the Company an amount for such services which would allow the Company to attain a minimum 25% gross profit on the production of such Catalog while maintaining a competitive profile in the market for the pricing of and purchase of such Catalog by customers of the Company. In no event, however, is Diversified obligated to charge (and accept) compensation for its printing services which would be less than the minimum amount that Diversified bills its other trade customers for similar work and services. In the event that Mr. Nasib Gannam ceases to own at least twenty-five percent (25%) of all of Diversified's issued and outstanding voting stock at any point in time, then and only then, notwithstanding any of the foregoing provisions of this paragraph and/or of this Agreement to the contrary, the Company shall be entitled to purchase or otherwise acquire printing service" from any vendor or other provider of such services which the Company shall, at its sole election and discretion, be entitled to select; and, likewise, the Company shall not be obligated in any way to purchase any further printing services from Diversified. Mr. Gannam hereby individually agrees and promises to immediately notify the Company in writing if, at any future point in time, he ceases to own 25% of the issued and outstanding voting capital stock of Diversified.

10. Other A-G Goods/Services. In providing the Company with "start-up" and ongoing office facilities, receptionist and secretarial services, utilities and other miscellaneous services from time to time, A-G shall be entitled to and shall attempt to allocate and charge the Company an amount approximately equal to AG's costs to obtain, provide and/or supply such goods and services to the Company from time to time.

11. Accountants. The Company will retain a nationally recognized accounting and auditing firm (to be designated from time to time by A-G at its sole election and discretion) to provide the Company with start-up and ongoing accounting, auditing and related services. Such accountants and auditors may, and probably will, also provide similar such services to A-G on a regular or periodic basis. Such accountants and auditors will be responsible for assisting in the preparation, reviewing and/or auditing of the Company's periodic financial statements which will include, among other things, the Company's net income for purposes of paragraph 6 and gross revenue for purposes of paragraph 15 of this Agreement.

12. Fiscal Year. The Company will adopt a calendar year (ending December 31st) as its fiscal year for financial reporting and all other purposes.

13. Product Definition and Pricing. As part of the consideration for entering into this Agreement, A-G through its designated representatives to the Company's Board of Directors is entitled to determine, from time to time, product definition and pricing for the Company's Catalog subject to final review and approval by the Company's full Board of Directors which final approval will not be unreasonably withheld.

14. Ownership of Company Assets. Following organization of the Company and contribution of the Catalog Information by G/K and the contribution of initial composition services by A-G, except as otherwise expressly provided for in this Agreement (see paragraph 8 re A-G Computer Resources), all of the assets and property contributed by the parties, including without limitation the Catalog Information and the information data base derived therefrom (referred to in this Agreement as the "derived data base"), shall be the exclusive assets and property of the Company. Should the Company cease or otherwise permanently discontinue operations for any reason then, upon dissolution under applicable state corporate law and/or pursuant to this Agreement, both A-G and G/K shall be entitled to receive and the Company shall actually distribute and provide such two shareholders with a copy of the derived data base as it then exists at such point in time as the Company is dissolved which derived data base as received by each such shareholder shall be the sole and exclusive property of each such recipient thereof without further obligation to the Company or its other shareholders.

15. Future Rights to Ownership of Stock in the Company.

15.1 Right of First Refusal. Subject and subordinate to the rights of either party under the Option to Purchase as expressly provided for in subparagraph
15.2 of this Agreement and without payment of any additional consideration therefor, G/K and A-G each hereby grant and convey to the other a right of first refusal to acquire the stock ownership interest in the Company that either party owns and may desire to sell or otherwise dispose of from time to time in the future ("Right of First Refusal"). If at any time subsequent to the date of this Agreement either G/K or AG desires to sell or otherwise dispose of any shares of stock in the Company (including any interest therein) then owned by such prospective seller, the prospective seller will first provide the other party/shareholder with written notice of such party's desire and intention to sell or otherwise dispose of such stock (and/or any interest herein) including the prospective sale price and all other terms and conditions of such proposed sale transaction (the "Notice of Proposed Sale"). The party furnishing the Notice of Proposed Sale shall not obligate itself in any way to sell any shares or other ownership interest therein in respect of the Company until such time as the Notice of Proposed Sale has been provided and the prospective seller has otherwise performed and satisfied all of the terms and conditions of the Right of First Refusal. The party receiving the Notice of Proposed Sale shall have thirty (30) business days from the date of the Notice of Proposed Sale to provide written notice to the party having provided such Notice of Proposed Sale as to the recipient's intention to purchase the stock ownership interest which is the subject of such Notice and within offer for the price and on the terms and conditions set forth in the Notice of Proposed Sale (the "Responsive Notice"). If no such Responsive Notice is timely received by the party providing the Notice of Proposed Sale (or if the Responsive Notice states that the recipient is not accepting the offer to acquire the stock ownership which was the subject of such Notice of Proposed Sale), then the party having previously provided such Notice of Proposed Sale shall be entitled for a period of sixty (60) days from the deadline for receipt of the Responsive Notice (30 days following the date of the Notice of Proposed Sale) to extend any offer and consummate any sale of the stock ownership interest in the Company which was the subject of the Notice of Proposed Sale for the same price and otherwise upon the same terms and conditions as were set forth in the Notice of Proposed Sale (the "Sale Period"). If the stock ownership interest which was the subject of the Notice of Proposed Sale has not been actually sold and transferred within the Sale Period (60 day. from the deadline for receipt of the Responsive Notice), then the party having previously provided the Notice of Proposed Sale shall no longer be entitled to extend any offer and/or consummate any sale, or otherwise obligate the proposed seller in respect of the sale or other disposition of the subject stock ownership interest; and the party desiring and intending to sell or otherwise dispose of such stock ownership interest shall be required to ' provide the other party with a new (redated) Notice of Proposed Sale covering the proposed sale of such ownership interest: and, thereafter, the same procedures shall be followed by the recipient of such new (redated) Notice of Proposed Sale as are set forth above. If, having provided the other party with a Notice of Proposed Sale, the proposed seller subsequently determines to offer and/or sell a different ownership interest (different number of shares of the Company's stock for example) and/or desires to change the purchase price or any of the other terms and conditions of the proposed sale of such stock ownership interest from the price and other terms/conditions as set forth in the previously issued Notice of Proposed Sale, then the party who desires to offer and/or sell such ownership interest shall be required to issue a revised (redated) Notice of Proposed Sale covering any revised proposal to offer and/or sell or otherwise dispose of such stock ownership interest; and the recipient of any such revised (redated) Notice shall have thirty (30) days from the date of such revised (redated) Notice of Proposed Sale to respond thereto in accordance with the provisions of this Right of First Refusal.
 If the recipient of any Notice of Proposed Sale does not timely provide the Responsive Notice accepting the offer made therein and thereby agreeing to acquire the stock ownership interest that was the subject of such Notice of Proposed Sale and the party providing such Notice proceeds pursuant to and in accordance with the provisions of this Right of First Refusal to actually make an offer and consummate a sale or other disposition of such stock ownership interest, then such selling party shall also promptly provide the other party/stockholder with written notice confirming such actual sale or other disposition and the price, terms and conditions upon which such sale or other disposition was, in fact, entered into, made and consummated. If the party receiving any such Notice of Proposed Sale desires to acquire the ownership interest which is the subject of such Notice and timely provides the sending party with the Responsive Notice so stating in accordance herewith, then the responding party shall be entitled to consummate the acquisition which is the subject of such Notice at any time within thirty (30) days of the date of such Responsive Notice and such responding party shall set forth the actual time and date of such closing at the Company's corporate offices in the Responsive Notice to the proposed seller as provided for hereinabove (the "Closing"). If the responding party does not timely consummate the purchase at the Closing as defined above for any reason other than the fault of the proposed seller, then the responding party shall be obligated and liable to the proposed seller under this Agreement as provided for under the laws of the state of California.

15.2 Option to Purchase. Notwithstanding the above provisions of paragraph 15.1 of this Agreement and the Right of First Refusal provided for therein and without the payment of any additional consideration therefor, the respective parties to this Agreement each hereby grant and convey to each other an irrevocable option to purchase all of the other party's shares of the Company's stock and all right, title and interest in, to and under this Agreement of whatsoever nature or kind including without limitation the Consulting Agreement provided for under paragraph 6 of this Agreement (herein collectively the "Option Property") at any time during the period commencing January 1, 1991 and ending December 31, 1993 (the "Option Term") for an aggregate purchase price" (herein the "Option Purchase Price") equal to Six Hundred and Fifty Thousand Dollars ($650,000) plus five percent (5%) of the Company's gross revenues, determined by the Company's independent auditors to be in accordance with generally accepted accounting principles consistently applied, for each of the next five (5) succeeding fiscal years commencing with the end of the fiscal year which follows the closing of the purchase of the Option Property pursuant to this paragraph and the Option to Purchase provided for herein. The Option shall be exclusive and unconditional and remain in continuous existence for and during the Option Term; and, unless exercised prior thereto by either party, the Option shall automatically expire and terminate at the end of such Option Term. Payment of the $650,000 portion of the Option Purchase Price for the Option Property under the Option shall be one-half (50%) in cash and one-half (50%) in the form of the buyer's promissory note payable, in arrears, in equal annual installments over a period of five (5) years from the date of such note together with interest on the unpaid principal balance of such note at the rate of eight percent (8%) per annum. Pending payment of such promissory note, the stock of the Company being purchased pursuant to the Option is to be pledged by the buyer thereof as collateral to secure payment of such note payable to the seller; however, the buyer of such option shares as the owner of such pledged shares of stock will be entitled to vote and otherwise retain and exercise all rights and benefits constituting and attributable to the ownership of the stock being purchased. Payment of the 5% of gross revenues portion of the Option Purchase Price shall be made by the buyer within the first ninety (90) days following the close of each of the five successive fiscal years covered by such payment provision, and shall be paid in cash or check drawn upon the buyer's account payable to the seller(s). If the Option is exercised by G/K, then as part of the consideration for the purchase of such Option Property under the Option, G/K as the buyer shall furnish to A-G as the seller the personal guarantees, joint and several, of Frank J. Kubat, Jr. and Nasib Gannam covering the unconditional payment of the promissorynote from G/K payable to A-G as part of the Option Purchase Price. Such guarantees shall be in a form reasonably acceptable to A-G and its attorneys. The provision of such personal guarantees by G/K shall be a condition to A-G's obligation to consummate the closing of the purchase of such Option Property as otherwise provided for herein. The Option can be exercised by either party at any time during the Option Term by written notice dated and delivered in person or deposited for delivery via the U.S. Mail (Certified Mail-Return Receipt Requested) at anytime within the Option Term (herein "Exercise of the Option"). Upon Exercise of the Option by either party as provided for herein, the party exercising the Option shall be entitled to purchase and acquire the Option Property and the other party shall be obligated to sell, transfer and convey the Option Property free and clear of all liens, claims and encumbrances of whatsoever nature or kind to the party exercising the Option upon payment and receipt by such selling party of the Option Purchase Price at a "closing" to be held at the Company's corporate offices within thirty (30) days of the date of the Exercise of the Option
(the date of the written notice of exercise by the party exercising the Option). During the Option Term, both parties agree and promise not to pledge, sell or otherwise convey any interest in the Option Property and to hold the Option Property subject to the Option and the respective parties' rights therein as provided for in this Agreement. The parties' rights under the Option shall survive and continue in full force and effect notwithstanding any claim by either party from time to time that the other party has breached any material provision(s) of this Agreement providing the nonbreaching party with a right of rescission and/or to suspend performance under the Agreement as against the alleged breaching party. During the Option Term, all rights and entitlements of the parties under the Right of First Refusal as provided for in subparagraph 15.1 above are subordinated to the parties' rights and entitlements under the Option; and, in addition to the information required to be furnished in the Responsive Notice, during the Option Term the party receiving any Notice of Proposed Sale shall notify the party providing such Notice of the receiving party's intention to exercise such receiving party's rights under the Option and otherwise provide the information normally required in the Notice of Exercise to be included in the Responsive Notice in lieu of proceeding further with the receiving party's rights and entitlements under the Right of First Refusal (and if such Notice of Exercise is not so timely provided in the Responsive Notice, then all rights under the Option shall be suspended, not terminated, for a period of ninety (90) days). Once one party has exercised the Option in accordance with this Agreement, then the other party is precluded from seeking to exercise the option or providing any Notice of Proposed Sale. If the party exercising the Option is G/K then, in addition to the Option Purchase Price, A-G shall be entitled to receive an additional payment from the Company, receipt of which payment shall be a condition to G/K's right to consummate the purchase of the Option Property from A-G and A-G's obligation to consummate the sale of such Option Property, in an amount equal to A-G's unrecovered costs and expenses, if any, associated with building, preparing and maintaining such A-G Computer Resources
(including in respect of the derived data base itself which will continue to be owned by the Company) as reflected on A-G's own books and records at the time that A-G receives G/K's Notice of Exercise of the Option up to a maximum of $50,000.

 Once the option has been exercised by a party, if such party does not timely consummate the purchase of the Option Property as provided for herein otherwise than as a result of the nonperformance of the selling party, the other (selling) party shall have such rights and remedies as against the nonperforming (buying) party who sought to exercise the Option under this Agreement as such aggrieved party is entitled to under California law. Upon the consummation of the purchase of the Option Property by the party who first exercised the Option, the other party is relieved of any further duties and obligations under this Agreement of whatsoever nature or kind.

16. Negative (Competition) Covenant and Related Matters. By entering into this Agreement, the undersigned parties hereby acknowledge, agree and promise that neither of them will, directly or indirectly, undertake to or actually compete in any manner whatsoever with the Company in the production, publishing and/or distribution of the Catalog or in any business activity which could reasonably be understood to be competitive with the Company's Catalog business (including price sheets, pricing services, inventory control systems and other similar types of data processing products). All business opportunities in respect of or relating to the Company's Catalog business shall be the entitlement of the Company. Except for the Catalog business to be operated by the Company as contemplated and provided for by this Agreement, the parties are free to independently pursue and actually engage in all other business activities without obligation or liability of any kind or nature whatsoever to the Company or to each other. G/K hereby acknowledges and agrees that A-G is now and intends to continue in the future to, and is entitled to under the provisions of this Agreement, explore, pursue and actually engage in the business of owning and periodically producing, publishing, distributing and otherwise dealing in, for its own account, right, title and benefit, catalogs for and covering goods and services other than the Listed Products (collectively the "A-G Catalogs"). If any such A-G Catalog (or any catalog subsequently explored, pursued, produced, published, distributed and/or otherwise dealt in by G/K with A-G's subsequent express written acknowledgment and approval to G/K) includes as an incidental (or secondary) category of products or services covered by such A-G Catalog any of the pictures and/or information on individual products constituting and comprising the Company's Catalog (herein referred to as "modules) then, provided that such modules do not exceed thirty-five percent (35%) of the total number of modules constituting and comprising the non-Company catalog, A-G; (or in the case of G/K then G/K) shall be entitled to utilize any such modules constituting and comprising the Company's derived data base as it exists from time to time for the purpose only of such non-Company catalog in consideration of payment by A-G (or in the case of G/K then by G/K) of a licensing fee for the use of such modules in an amount to be determined as fair and reasonable by the Company through a unanimous vote of the Company's Board of Directors. G/K for its own account and as a prospective shareholder of the Company hereby agrees and promises not to assert any claim, right and/or entitlement against A-G and/or any of its officers, directors, employees, agents or representatives (by way of "corporate opportunity" or otherwise) arising out of, resulting from or otherwise in respect of the A-G catalogs and/or A-G's current and/or future involvement with catalogs and the catalog business so long as such A-G Catalogs are basically separate, distinct and different from the Catalog covering the Listed Products (and only such Listed Products) to be owned, produced, published and distributed by the Company as expressly provided for in this Agreement. None of A-G's activities in respect of such A-G Catalogs as they presently or may exist at any time in the future are intended by the parties to this Agreement, or shall be deemed by any third party including without limitation the Company, as a "corporate opportunity" of the Company or otherwise in contravention of G/K's rights and entitlements as a shareholder of the Company.

17. Employment Agreement. Subject to a determination by the Company's Board of Directors that the Company's current and reasonably anticipated net income and cash flow would allow the Company to timely perform such agreement in accordance with its terms, Mr. Frank J. Kubat, Jr. shall be entitled to request from the Company, and the Company is thereby obligated to enter into and perform, an employment agreement with Mr. Kubat covering Kubat's sole and exclusive, full-time employment with the Company for a period of two (2) years from the date of such agreement for compensation equal to a total of One Hundred Thousand Dollars ($100,000) per year (the "Kubat Employment Agreement"). Mr. Kubat's right to request and actually enter into the Kubat Employment Agreement, and the Company's obligation to enter into and perform such Employment Agreement with Mr. Kubat (subject only to the conditions expressly provided for herein), shall be for a period of two (2) years commencing January 1, 1991 and ending December 31, 1992, after which time all parties' rights and obligations in respect of such possible Kubat Employment Agreement shall automatically expire and terminate and be of no further force or effect. Mr. Kubat's right to enter into and receive such Employment Agreement from the Company is further conditioned upon Mr. Kubat's complete and timely performance of his personal duties and obligations under the Consulting Agreement as expressly provided for under paragraph 6 of this Agreement through the period of time prior to the date that Mr. Kubat notifies the Company that he desires to enter into the Employment Agreement provided for herein. At the time that Mr. Kubat decides to enter into the Employment Agreement with the Company as provided for herein, he will so notify the Company in writing stating the date upon which he is available to commence such full-time employment for the Company. If the Company enters into an employment agreement with Mr. Kubat at any time during the period of time that the Company is still obligated to G/K and/or Mr. Kubat for his services under the Consulting Agreement provided for under paragraph 6 of this Agreement, then during the balance of the term of such Consulting Agreement the Company's obligation and payments thereunder shall be automatically reduced by twenty-five percent (25%).

18. Complete Agreement/Amendment. This Agreement supersedes all prior understandings, arrangements and/or agreements regarding the specific subject matter hereof, and the parties, further acknowledge and agree that this Agreement accurately and completely sets forth such parties' understanding, arrangement and agreement in respect of the subject matter hereof and that none. of the parties hereto in entering into this Agreement is relying upon any statement, representation, understanding, arrangement, commitment, agreement, promise, warranty and/or guarantee constituting or in any way relating to the subject matter of this Agreement which is not specifically set forth in this Agreement. This Agreement may not be modified, amended or otherwise changed except in writing, so stating, and executed by the party against which any such modification, amendment or change is sought to be enforced. This Agreement (including herein the exhibit hereto) shall be deemed to have been drafted and otherwise prepared by all of the parties and no party shall suffer the existence of any ambiguity in the language of this Agreement as a result of having been deemed or otherwise determined to have drafted or prepared or to have been responsible for the drafting and/or preparation of this Agreement. Each of the parties hereto further acknowledges the opportunity to consult with independent legal counsel or other professional advisors in respect of the matters which are the subject of this Agreement, and the Agreement itself, and hereby waives, releases and relinquishes any future claim that such party did not have the opportunity to consult with, or benefit from having consulted with separate, independent legal counsel or other professional advisor in respect of the Agreement or the subject matter thereof.

19. No Waiver. Except as may be expressly and specifically stated elsewhere in this Agreement, failure by any party to enforce any right, entitlement, benefit and/or remedy granted by or otherwise available under this Agreement shall not constitute a waiver of such right, entitlement, benefit and/or remedy, and waiver of any provision of this Agreement shall not constitute a waiver of any other provision(s) or of any right, entitlement, benefit and/or remedy under this Agreement. Any party to this Agreement shall be entitled to waive in writing the timely or other performance of any agreement, promise or the satisfaction of any condition expressly made in favor of or for the benefit of such waiving party.

20. Successors and Assigns. This Agreement and the rights, entitlements, benefits, duties and obligations as set forth herein shall inure to the benefit, and be the continuing legal obligation of, the undersigned parties, and each of them, and their respective heirs, assignees, transferees and all other successors in interest whether by voluntary action of the parties or by operation of law.

21. Notice. Any notice, instrument or communication required or permitted under this Agreement shall be deemed to have been effectively given and made if in writing and if served whether by personal delivery to the party for whom it is intended, or by being deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail, addressed to the party for whom it is intended at the following addresses (or such other address as any of the parties shall hereafter designate in writing):

If to Auto-Graphics:
Auto-Graphics, Inc.
3201 Temple Ave.
Pomona, California 91768
Attention: Robert S. Cope, President

With a copy to:
Robert H. Bretz, Esq. Robert H. Bretz, P.C.
10350 Santa Monica Blvd. #130
Los Angeles, California 90025

If to G/K: .
Gannam/Kubat Publishing, Inc.
2632 Saturn Street
Brea, California 92621
Attention: Frank J. Kubat, Jr.

With a copy to:
Edward H. Petersen, Esq.
Edward H. Petersen, P.C.
800 South Beach Blvd., Suite H
La Habra, California 90631

22. Severability. If any portion of this Agreement is held to be unenforceable, said portion shall be severed from this Agreement, the remainder of which shall be deemed to and continue in full force and effect.

23. Counterparts. Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original Agreement.

24. Choice of Law. This Agreement shall be governed by and interpreted for all purposes under California law.

25. Attorneys' Fees. If legal action be instituted by any party to enforce the provisions of this Agreement or otherwise in respect of this Agreement, then the prevailing party in any such legal action.

26. Recitals. The Recitals as first set forth in this Agreement are hereby incorporated into and made a part if this Agreement.

27. Paragraph Headings. Paragraph and sub-paragraph headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in construing it.

IN WITNESS WHEREOF, the undersigned parties through their duly authorized representatives have executed and delivered this Agreement in Pomona, California, dated effective as of June 12, 1990.

Gannam/Kubat Publishing, Inc.

By:   ss/ Frank J. Kubat, Jr.

By:  ss/ Nasib Gannam


Auto-Graphics, Inc.

By:  ss/ Robert S. Cope, President


Acknowledged and Agreed
(as to the provisions applicable to such individuals in paragraphs 6 (Kubat) 9 (Gannam) and 17 (Kubat and Gannam) of the Agreement.

By:  ss/ Frank J. Kubat, Jr.

By:  ss/ Nasib Gannam

 ................Exhibit B - Database Recovery Memorandum....................

A-G DATABASE RECOVERY ISSUE

In consideration of the cost incurred by Auto-Graphics, Inc. in the creation, development and maintenance of the Datacat, Inc. HVACR database through December 31, 1993, Auto-Graphics will be entitled to recover an amount equal to $575,000 from Datacat, as provided for herein ("Database Recovery").

The Database recovery shall commence September 1, 1994. The liability represented by such Database Recovery shall be booked by Datacat at August 30, 1994. Payments in respect of such Database recovery shall be made by Datacat on a priority basis (before any dividends or other payment or distribution or payment out of or in respect of capital or equity to the shareholder owners of Datacat) from the following sources:

1.	Model Selection Fee.  An amount equal to $5.80 shall be paid by
 Datacat to Auto-Graphics for each module selected by any Datacat customer out of Datacat's current and future HVACR database;

2.	Increased Gross Margin Any amount paid by Datacat to Auto-Graphics in respect of any customer job which is designated in writing by Datacat as an "Increased margin job, whereby Auto-Graphics is authorized to bill and collect from Datacat an amount for Auto-Graphics' composition and/or other services over and above twenty-five percent (25%) profit margin to Auto-Graphics for the work performed on such job, shall be credited to and thereby reduce Datacat's obligation to Auto-Graphics for Database Recovery; and

3.	A-G Cost Savings.  Any amount which Auto-Graphics expressly consents to and approves in writing as representing, in Auto-Graphics' sole and exclusive judgment, a recognized cost savings in Auto-Graphics' basic composition services business attributable to suggestions made by Datacat personnel shall be credited to and thereby reduce Datacat's obligation to Auto-Graphics for Database Recovery.


In the event that Auto-Graphics does not actually receive in each twelve month period commencing September 1, 1994 an amount equal to one-third
(33 1/3%) of such Database Recovery ($191,667), then upon Auto-Graphics written request to Datacat and its shareholders, the shareholders of Datacat shall then immediately contribute, pro rata to their then current stock ownership positions in Datacat, an additional amount of cash as a further capital contribution to Datacat which will enable Datacat to then immediately pay Auto-Graphics the balance of any such minimum one-third Database Recovery amount due in any such particular twelve month period during the three year period ending August 31, 1997.

 ................Exhibit C - AG Database Recovery Counter-Proposal.............

ROBERT H. BRETZ
A PROFESSIONAL CORPORATION

520 WASHINGTON BOULEVARD, #428
MARINA DEL REY, CALIFORNIA 90292
Telephone 310/578-1957
Fax 310/578-5443

August 3, 1994


via Fax No  697-7265

Edward H. Petersen, Esq.
800 South Beach Blvd., Suite H
La Habra, California 90631

Re: Datacat, Inc.

Dear Ed:

This will confirm my telephone report to you following the Datacat Board Meeting as to the database recovery issue.

Auto-Graphics, Inc.'s proposal is as follows:

(1)	Total Recovery: $500,000 (recorded as a liability on Datacat Is financial books and records); and

(2)	Gannam/Kubat guarantee responsibility would be for a total of
$300,000 based upon the current projected and budgeted module selection fee payable to Auto-Graphics for the balance of 1994 ($75,000), 1995 ($100,000) and 1996 ($125,000).

Accordingly, if Datacat did not meet its budgeted module selection fee ("MSF") payment to A-G of $75,000 during the remainder of 1994, then the shortfall would be guaranteed by the stockholders of Datacat on a 50/50 basis (one-half each A-G and G/K) ; and G/K's share, therefore, would be 50% of the shortfall ($75,000 less actual MSF payment to A-G in 1994 up to a maximum of $37,500 if no MSF payments were made to A-G by Datacat for the remainder of
1994). The same analysis would apply for 1995 and 1996, except G/K's exposure would increase as the budgeted MSF payments increase.

The Gannam/Kubat guarantee of Datacat's obligation to Auto-Graphics would be joint and several.

Please see if Nappy and Frank will agree to Auto-Graphics proposal. If so, it is my understanding that agreement has been reached that the two shareholder groups, Auto-Graphics and Gannam/Kubat, will provide Datacat with a line of credit of $100,000 each totaling $200,000 to ensure Datacat's smooth financial operation through 1994. We will send along proposed resolutions covering the mechanics of any such future Datacat "call" and the mechanics as to how it would work. If you have any ideas you would like to send along before we begin drafting, please feel free to provide them to us.

I was please to hear that the "day after thoughts" about the qualifications/guidance re Frank Kubat's proposed employment arrangement with Datacat are still positive. I concur, again, with Frank that it would be a good idea for him and Bob Cope to get together to dismiss the proposed co-manager role that has been proposed for them, and their feelings and suggestions as to how they can work together in the most productive manner for the benefit of Datacat.

As discussed, I will try to provide you and Frank with a further draft of the proposed employment contract by no later than this coming Monday, August 8, 1994.

As indicated, I hope to be able to take advantage of a planned two week vacation starting Tuesday, August 9, 1994, but I will be available by telephone, fax, and Federal Express to keep matters moving along during the August 9-22 period that I will be out of town.

Hopefully, this brings us up to date on the matters we are discussing.

Very truly yours,

ss/ Bob Bretz
Robert H. Bretz

cc:	Frank Kubat
c/o Auto Graphics, Inc. (Via Fax No. 909/595-3506)
	Bob Cope

RHB/sn/ag2l76


 ................Exhibit D - Proposed Ratifying Resolution...................

 .....................Letter........................

ROBERT H. BRETZ
A PROFESSIONAL CORPORATION
520 WASHINGTON BOULEVARD, #428
MARINA DEL REY, CALIFORNIA 90292
Telephone 310/578-1957
Fax 310/578-5443


July 18, 1995


Via Fax No. 697-7265

Edward Petersen, Esq.
800 South Beach Boulevard, Suite H
La Habra, CA 90631

Re:	Datacat, Inc.
(Data Base Recovery Matter)


Dear Ed:

Per our conversation this date, we are enclosing resolutions covering the Auto-Graphics data base recovery item.

As previously indicated to you and Messrs. Gannam and Kubat on several occasions, the Auto-Graphics representatives to the Datacat Board believe that the Board formally approved payment by Datacat of $575,000 over a three year period in equal monthly payments commencing September 1, 1994, and that such agreement has been properly performed by Datacat pursuant to such prior Board approval and authority.

Auto-Graphics likewise believes that the $15,972 monthly payments by Datacat to A-G which have taken place and are scheduled for payment in the future have not been unduly burdensome to Datacat (or its shareholder/creditors), and that such payments should become increasingly affordable as Datacat sales increase in accordance with projections submitted to the Board at its July 1994 meeting.

Nevertheless, we understand that Messrs. Gannam and Kubat are currently uncomfortable with the level of cash payments by Datacat in respect of such data base recovery obligation to Auto-Graphics and have asked Auto-Graphics to consider a new arrangement to become effective August 1, 1995. Auto-Graphics has expressed a willingness to consider such request, and hereby submits a proposal which we believe will meet with your client's approval. (Mr. Kubat has already told me that he will go along with whatever Mr. Gannam decides is okay). The proposal is set for the in the form of the Datacat corporate resolutions enclosed herewith (the "Proposal").

If for any reason the within proposal is not acceptable to Gannam/Kubat, then Auto-Graphics will expect the existing payment arrangement to continue in effect and to be regularly and timely performed by Datacat: (it being understood that the within Proposal is made subject to and without prejudice to any and all rights Auto-Graphics has or may hereafter have in respect of the obligation of Datacat to Auto-Graphics in respect of such data base recovery matter).

As Auto-Graphics understands it, assuming that the data base recovery matter is restructured to the mutual satisfaction of the parties, the agenda considered and acted upon by the Datacat Board in July 1994 will have been endorsed and ratified by both Diversified and Auto-Graphics.

With your assistance, I would like to be able to report Gannam/Kubat's approval of the within Proposal before the end of this week. (Toward this end, we are forwarding the original Minute Book copy of the within Proposal directly to Diversified for execution by Messrs. Gannam and Kubat and return to us for further signature by Auto-Graphics people). Thanks.

Very truly yours,

ss/ Bob Bretz
Robert H. Bretz

Enclosure

CC:  Auto-Graphics, Inc.
(Via -Fax No. 909/595-3506)

Diversified Printing Company

(Via fax No. 714/996-0342)


 ................Proposed Resolution..............

RESOLUTIONS
OF THE
BOARD OF DIRECTORS
OF
DATACAT, INC.

The undersigned persons, constituting all of the members of the Board of Directors of Datacat, Inc., a California corporation (the "Company"), acting without holding a formal meeting, through this unanimous written consent as provided for under California Corporations Code Section 307(b), do hereby approve, consent to, adopt and ratify as the action of the Company the following resolutions effective as of July 21, 1995 (the "Resolutions"):

WHEREAS, the Board of Directors of the Company has previously authorized payment to Auto-Graphics, Inc. ("A-G") in respect of the costs incurred to create the Company's initial HVACR data base in the agreed upon amount of $575,000 (herein the "Data Base Recovery Cost") , and now desires to revise the regular periodic payments to be made by the Company to A-G in respect of such Data Base Recovery Cost;

NOW, THEREFORE, BE IT RESOLVED that the Company's obligation to A-G in respect of the balance of such Data Base Recovery Cost in the amount of $399,308 shall be paid, commencing effective August 1, 1995, in equal monthly installments over a period of forty-one (41) months of $9,739 per month until the balance of such Data Base Recovery Cost obligation has been paid in full in December of 1998;

RESOLVED FURTHER, that if the balance due and owing by the Company to A-G in respect of such Data Base Recovery Coat is not paid in full prior to the end of the twenty-ninth (29) month (December, 1997), then in addition to the regular payment by the Company to A-G the then existing balance of such Data Base Recovery Cost, A-G shall be entitled to receive and the Company shall pay interest on such remaining balance payable monthly at the maximum rate allowable by law but in no event more than ten percent (10%) per annum;

RESOLVED FURTHER, that payment by the Company to A-G of amounts due and owing in respect of such Data Base Recovery Cost shall be subordinated to the payment of current payable to third party (non-related parties and the Datacat rent, payroll and miscellaneous expenses advanced by and reimbursed to A-G which are deemed to be third party payables) vendors but shall be paid prior to payment by the Company of payables due and owing to Diversified and A-G for catalog services rendered by such related parties to Datacat,

RESOLVED FURTHER, that appropriate officers, agents and representatives of the Company are hereby authorized and directed to implement, carry-out and effectuate the foregoing resolutions by, in the name of and for and behalf of the Company including without limitation the making, execution and delivery of a promissory note by the Company evidencing the Company's obligation to A-G in respect of such Data Base Recovery Cost in the form attached hearto as Exhibit A; and

RESOLVED FURTHER, that for purposes of the approval of the within Resolutions, the A-G representatives on the Company's Board of Directors, Messrs.
Robert S. Cope, Douglas K. Bisch and Paul Cope, shall be deemed to have abstained from the voting on and approval of these Resolutions.

IN WITNESS WHEREOF, the undersigned have executed the Resolutions effective as of the date first indicated above.


						Nasib Gannam


						Frank J. Kubat, Jr.


						Robert S. Cope


						Douglas K. Bisch


						Paul Cope

 ...............Proposed Promissory Note...................


PROMISSORY NOTE

$350,613
December 31, 1995
Pomona, California

FOR THE VALUE RECEIVED, Datacat, Inc., a California corporation (the "Maker"), promises to pay to Auto-Graphics, Inc., a California corporation, or its order (the "Payee"), at the Maker's corporate office the principal sum of Three Hundred and Fifty Thousand Six Hundred and Thirteen Dollars ($350,613) in equal monthly installments of Nine Thousand Seven Hundred and Thirty-Nine Dollars ($9,739) each commencing January 1, 1996 and continuing thereafter until the principal balance of this Promissory Note has been paid in full in December of 1998.

This Promissory Note may be prepaid by the Company at any time. If this Promissory Note is not prepaid in full on or before December 31, 1997 then, in addition to the principal payments to the Payee as provided for herein, the Payee shall be entitled to receive and the Maker shall be obligated to and shall pay to the Payee each month commencing January 1, 1998 interest on the unpaid principal balance of this Note at the maximum rate allowable by law during such period of time not to exceed ten percent (10%) per annum.

If the Maker fails to make three consecutive monthly payments as provided for herein, then the Payee shall have the right to declare a default under this Promissory Note and accelerate payment of all past due and remaining payments under this Note which shall hereby all become due and owing by the Maker at the date of any such notice default by the Payee.

The Maker hereby waives presentment, notice non-payment or other formal demand prior to the initiation of legal action by the Payee to recover amounts due and owing on this Promissory Note, except that the Payee agrees to and shall provide written notice of intention to file legal action on this Promissory Note to Nasib Gannam and Frank Kubat c/o Diversified Printing Company, 2632 Saturn Street, Brea, California 92621, any no later than thirty
(30) days prior to actually filing any such suit.

If the Payee is forced for any reason to initiate legal action to collect or otherwise in respect of this Promissory Note and the obligation represented thereby then, in addition to whatever other relief the Payee may be entitled to receive as a result of such action , the Payee shall also be entitled to such Payee's reasonable attorneys' fees and costs, and other costs of suit, as part of any settlement of or judgment on such legal action.

This Promissory Note is made, and shall be governed, interpreted and enforced for all purposes under the laws of the State of California.

IN WITNESS WHEREOF, the undersigned having been duly authorized has executed this Promissory Note in Pomona, California effective as of the date first above written.

						DATACAT, INC.
						(a California Corporation)


						By:
						    Nasib Gannam


						By:
						    Robert S. Cope

This Promissory Note is made, and shall be governed, interpreted and enforced for all purposes under the law of the State of California.

IN WITNESS WHEREOF, the undersigned having been duly authorized has executed this Promissory Note in Pomona, California effective as of the date first above written.

						DATACAT, INC.
						(a California Corporation)

						By:
						    Nasib Gannam

						By:
						    Robert S. Cope


 ..........................End Exhibits.......................................